As filed with the Securities and Exchange Commission on March 12, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Stark Focus Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	5130	32-0610316
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suite 3001, 505 6th Street SW

Calgary AB T2P 1X5

Ph: (403) 237-8330

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________________________

GKL Registered Agents of NV, Inc.

3064 Silver Sage Drive, Suite 150

Carson City, NV 89701

Ph: 775-841-0644

(Name, address and telephone number of agent for service)

___________________________

Copies to:
Jonathan Lotz, Esq. Lotz & Company 1170 – 1040 West Georgia Street Vancouver, BC V6E 4H1

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of common stock, par value $0.0001 per share	1,950,830 shares	$0.05	$97,514.50	$12.66	(3)

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)	Consisting of 1,950,830 shares of common stock to be sold by the Selling Shareholders named herein.

(3)	As previously paid on March 12, 2020.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The Selling Shareholders shall not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

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The information in this prospectus is not complete and may be changed. The Selling Shareholders shall not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED APRIL 27, 2020

Stark Focus Group, Inc.

1,950,830 Shares of Common Stock

This prospectus relates to the resale of up to 1,950,830 shares of the common stock of Stark Focus Group, Inc., a Nevada corporation (the “Company”), that may be sold from time to time by certain selling shareholders named in this prospectus (the “Selling Shareholders”).

Please see the “SELLING SHAREHOLDERS” section for more information about the Selling Shareholders beginning of page 18 of this prospectus. We are not selling any shares of common stock of the Company under this prospectus and, therefore, will not receive any proceeds from the sale of any of the shares of common stock offered hereby by the Selling Shareholders. Each Selling Shareholder shall bear the cost of selling his common stock associated and the Company shall bear the costs and expenses with respect to this prospectus.

Currently, our directors and officers hold a majority voting power of attached to our issued and outstanding shares of common stock and will continue to do so after the completion of this offering. As of the date of this registration statement, our directors and officers collectively hold 82.2% of the issued and outstanding shares of our common stock and will hold approximately 80% of the issued and outstanding shares of our common stock after the completion of the offering.

Our common stock is not listed or traded on any stock exchange or automated quotation system. There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. The Selling Shareholders will be offering their shares of common stock at a fixed price of $0.05 per share until such time as our common stock is quoted on the OTC Markets electronic quotation system (“OTC Markets”), and thereafter at prevailing market prices or privately negotiated prices. Upon completion of this offering, we intend to apply to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There can be no assurance that the common stock of the Company will ever be quoted on the OTCQB or any other stock exchange. To be quoted on the OTCQB, a market maker must apply to make a market in our common stock and there can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”); nor can there be any assurance that such an application for quotation will be approved. As of the date of this prospectus, we have not made any arrangement with any market makers to quote our shares.

The selling security holders acting in connection with the sale of the common stock offered under this prospectus will be deemed to be underwriters within the meaning of section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of shares as principals will be deemed underwriting compensation under the Securities Act. Because the selling security holders will be deemed to be “underwriters” within the meaning of section 2(a)(11) of the Securities Act, the selling security holders will be subject to the prospectus delivery requirements of the Securities Act.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE VARIOUS RISK FACTORS DESCRIBED BEGINNING ON PAGE

7 OF THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK.

We are an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and applicable Securities and Exchange Commission rules and are, therefore, currently eligible for reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The date of this prospectus is

April 27, 2020

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PROSPECTUS CONVENTIONS

This prospectus is part of a registration statement on Form S-1 that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Shareholders named herein may, from time to time after the effective date of such registration statement, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. You should rely only on the information contained in this prospectus, any related prospectus supplement or any amendments thereto. Neither we, nor the Selling Shareholders, have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date. Other than as required under the federal securities laws, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any shares of our common stock other than the shares of our common stock covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions relating to the offering and the distribution of this prospectus applicable to those jurisdictions.

Except where the context otherwise requires and for purposes of this prospectus only:

•	the terms “we,” “us,” “our,” “the Company,” “our Company” refers to Stark Focus Group, Inc., a Nevada corporation and includes our wholly-owned subsidiary Common Design Limited (“Common Design”), a Hong Kong corporation; and

•	all references to “U.S. dollars”, “dollars”, and “$” are to the legal currency of the United States.

Some of the industry data contained in this prospectus is derived from data from various third-party sources. We have not independently verified any of this information and cannot assure you of its accuracy or completeness. Such data is subject to change based on various factors, including those discussed under the “Risk Factors” section beginning on page 8 of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights select information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision in the common stock. Before investing in our securities, you should carefully read this entire prospectus in its entirety, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus.

The Company

We were incorporated on July 3, 2018 in the state of Nevada, USA. We acquired 100% interest of Common Design, a Hong Kong corporation as our wholly-owned subsidiary pursuant to a share exchange agreement dated September 20, 2019. Common Design is a start-up wholesale clothing supplier, established on April 10, 2019, specializing in the supply and trading of niche apparel for distribution to markets worldwide. With operating headquarters located in Hong Kong, Common Design is primarily focused on sourcing and marketing a diverse portfolio of dress up, casual and athletic apparel products to its global clients, while maintaining close relationships with its suppliers and manufacturers to ensure competitive pricing and quality management. In the future, Common Design also plans to develop its own apparel products for manufacturing and sale to its clients

Since the date of inception (July 3, 2018), our activities have been primarily devoted to business development activities.

Basic Company Information	Our principal executive office is located at Suite 3001, 505 6th Street SW, Calgary AB T2P 1X5. Our telephone number is (403) 237-8330.

Our fiscal year ends on December 31. We are a development stage company with limited revenues of $26,064 since inception.

As of the date of this prospectus, we have 10,220,830 shares of our $0.0001 par value common stock issued and outstanding and held by 31 shareholders of record. We are registering for sale 1,950,830 shares of our previously issued common stock held by certain Selling Shareholders at a purchase price of $0.05 per share pursuant to the Securities Act of 1933.

As of the date of this registration statement, no shares of our common stock are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144. However, Rule 144 may become available for the resale of our shares of common stock in the future, assuming such resales are made in compliance with the provisions of Rule 144.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we have the requisite capital to continue as an ongoing business as a going concern. As a result, there is increased risk that you could lose the entire amount of your investment in our Company. The financial statements included in the registration statement of which this prospectus is a part do not include any adjustments that might result from the uncertainty about our ability to continue in business.

As of December 31, 2019, we had $37,842 in current assets and $1,794 in current liabilities. Accordingly, our working capital position as of December 31, 2019 was $36,048.

As of December 31, 2019, our cash and cash equivalents were $30,320. We estimate that we need approximately $50,000 for the next twelve months to maintain our current operation level.

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Our Challenges and Risks

We recommend that you consider carefully the risks discussed below and under the heading “Risk Factors” beginning on Page 7 of this prospectus before purchasing our common stock. If any of these risks occur, our business, prospects, financial condition, liquidity, results of operations and ability to make distributions to our shareholders could be materially and adversely affected. In that case, the trading price of our common stock could decline if our common stock is listed on any stock market and you could lose some or all of your investment.

Emerging Growth Company

We are electing to not opt out of the Jumpstart Our Business Startups Act of 2012 (the ”JOBS Act”) extended accounting transition period. This may make our financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act, as an emerging growth company, we can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the standard for the private company. This may make comparison of our financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period, difficult or impossible, as possible different or revised standards may be used.

The JOBS Act is intended to reduce the regulatory burden on emerging growth companies. We meet the definition of an emerging growth company and as long as we qualify as such, we will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance” and “CEO pay ratio”;

•	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes regarding executive compensation pursuant to Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

We will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1.07 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered pursuant to the Securities Act of 1933, as amended;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a “large accelerated filer”,” as defined in Exchange Act Rule 12b‑2.

Smaller Reporting Company	We are a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. As a “smaller reporting company”, the disclosure we will be required to provide in our SEC filings are less than it would be if we were not considered a “smaller reporting company”.

Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being permitted to provide two years of audited financial statements in annual reports rather than three years. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

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THE OFFERING

The following is a brief summary of this offering. Please see the “PLAN OF DISTRIBUTION” section for a more detailed description of the terms of the offering.

The Issuer	Stark Focus Group, Inc.
Number of Shares Being Offered	The Selling Shareholders are offering as many as 1,950,830 shares of common stock, par value $0.0001.
Offering Price Per Share	$0.05(1)
Use of Proceeds

The Selling Shareholders will receive the proceeds from the sale of the shares of common stock by the Selling Shareholders. We will not receive any proceeds from the sale of the shares of common stock. See “Use of Proceeds” on page 17 of this prospectus.

Number of Shares of our Common Stock Issued and Outstanding Before the Sale and After the Sale	10,220,830 shares of common stock, par value $0.0001.
Expenses

Each Selling Shareholder shall bear the costs and expenses of selling his common stock associated with the offering and the Company shall bear the costs and expenses with respect to this prospectus, which forms part of the registration statement.

Risk Factors

The purchase of the common stock in this offering involves significant risks. The common stock offered in this prospectus is for investment purposes only and, presently, no market exists for our common stock. Please refer to the sections herein titled “RISK FACTORS” before making an investment in our common stock.

Note:

(1) The offering price of the common stock has no relationship to any objective criterion of value and has been arbitrarily determined. The offering price does not have any relationship to our assets, book value, historical earnings net worth or other established criteria of value.

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SUMMARY OF FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The accompanying notes are an integral part of those financial statements and should be read in conjunction with the financial statements and other financial information included in this prospectus.

We are a development stage company with limited revenues of $26,064 since inception, as of the date of this prospectus.

SUMMARY INFORMATION ON THE COMPANY’S
BALANCE SHEETS FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	December 31, 2019 (Audited)	December 31, 2018 (Audited)
Assets
Current Assets
Cash and cash equivalents	$30,320	37,112
Prepaid expenses	7,522	-
Total current assets	37,842	37,112

Total Assets	$37,842	37,112

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable and accrued expenses	$1,794	-
Due to related parties	-	1,509
Total current liabilities	1,794	1,509

Total Liabilities	1,794	1,509

Stockholders’ Equity	$-
Common stock, ($0.0001 par value; 100,000,000 shares authorized; 10,220,830 and 1,843,000 shares issued and outstanding as of December 31, 2019 & 2018, respectively)	1,022	184
Additional paid in capital	43,026	37,790
Accumulated deficit	(8,000)	(2,371)

Total Stockholder’s Equity	36,048	35,603

Total Liabilities and Stockholders’ Equity	$37,842	37,112

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SUMMARY INFORMATION ON THE COMPANY’S
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	December 31, 2019 (Audited)	December 31, 2018 (Audited)
Net Revenue	$26,064	-

Cost of Revenue	22,936	-

Selling, General & Administrative expenses	11,128	2,371

Income/Loss from operations	(8,000)	(2,371)

Net Loss	$(8,000)	(2,371)

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RISK FACTORS

An investment in our securities involves a high degree of risk. Investors should carefully consider the following factors and the other information about these risks in this prospectus in the evaluation of our business, operations and financial condition. Additional risks and uncertainties not presently known to us or that we currently deem immaterial, or that are similar to those faced by other companies in our industry or business in general, such as competitive conditions, may also impair our business operations. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to the Company

As we have elected to use the extended transition period for complying with new or revised accounting standards pursuant to the JOBS Act, our financial statements may be difficult to compare to other companies that are not emerging growth companies.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards. An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may, therefore, not be comparable to those of other public companies that comply with such new or revised accounting standards.

As a “smaller reporting company,” certain reduced disclosure and other requirements will be available to us after we are no longer an emerging growth company.

We are also a “smaller reporting company” pursuant to the Securities Exchange Act of 1934. Some of the reduced disclosure and other requirements available to us as a result of the JOBS Act of 2012 may continue to be available to us after we are no longer an emerging growth company pursuant to the JOBS Act but remain a “smaller reporting company” pursuant to the Securities Exchange Act of 1934. As a “smaller reporting company” we are not required to:

•	have an auditor report regarding our internal controls of financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•	present more than two years audited financial statements in our registration statement and annual reports on Form 10-K and present selected financial data in such registration statements and annual reports;
•	make risk factor disclosures in our annual reports of Form 10-K; and
•	make certain otherwise required disclosures in our annual reports on Form 10-K and quarterly reports on Form 10-Q.

We cannot assure you that we will achieve or maintain profitability and our auditor has expressed substantial doubt about our ability to continue as a going concern.

We will need to raise additional working capital to continue our normal and planned operations. We will need to generate and sustain significant revenue levels in future periods in order to become profitable, and, even if we do, we may not be able to maintain or increase our level of profitability. In addition, as a public company, we will incur accounting, legal and other expenses. These expenditures will make it necessary for us to continue to raise additional working capital. Our efforts to grow our business may be costlier than we expect, and we may not be able to generate sufficient revenue to offset our increased operating expenses. We may incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications and delays and other unknown events. Accordingly, substantial doubt exists about our ability to continue as a going concern and we cannot assure you that we will achieve sustainable operating profits as we continue to expand our business, and otherwise implement our growth initiatives.

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The financial statements included with the registration statement of which this prospectus is a part have been prepared on a going concern basis. We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and pay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern. We plan to continue to provide for our capital needs through sales of our securities and/or related party advances. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

Our officers and directors control approximately 82.2% of the Company giving them significant voting power, which allows them to take actions that may not be in the best interest of all other shareholders.

Mario Todd, our President, Chief Executive Officer and a member of our Board of Directors, owns approximately 81.2% of our current outstanding shares of our common stock. Adam Lui, a member of our Board of Directors, owns approximately 1% of our current outstanding shares of common stock. Together, our officers and directors hold approximately 82.2% of our issued and outstanding shares of common stock. Accordingly, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. They may also be able to determine their compensation.

Our directors and officers are not selling all or substantially all of their ownership interest in this offering, and accordingly they will continue to have significant influence regarding matters requiring approval by our shareholders or the board of directors. They may also continue to have significant influence in determining the outcome of any corporate transaction or other matters submitted to our shareholders for approval, including mergers and acquisitions, consolidations and the sale of all or substantially all of our assets, the election of directors and other significant corporate actions. In addition to their stock ownership, our officers and directors are key to our operations and will have significant influence regarding our daily operation decisions. This concentration of ownership and influence over our decision-making may also discourage, delay or prevent a change in control of the Company, which could deprive our other shareholders of an opportunity to receive a premium for their common stock as part of a sale of the Company and might reduce the price of our common stock. These actions may be taken even if they are opposed by our shareholders. See “Description of Securities” and “Selling Shareholders”.

Our officers and directors lack experience in, and with, the reporting and disclosure obligations of publicly-traded companies and due to the fact that we will become a publicly reporting company, we will continue to incur significant costs in staying current with reporting requirements.

Our officers and directors lack experience in, and with, the reporting and disclosure obligations of publicly-traded companies and with serving as an officer and or director of a publicly-traded company. This lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our officers’ and director’s ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly because external third - party consultant(s), attorneys, or other firms may have to assist us in following the applicable rules and regulations for each filing on behalf of the Company.

Our success depends on the continuing efforts of our senior executives and other key personnel; currently, we do not maintain “key man” life insurance coverage, accordingly, our business may be severely disrupted if we lose any of their services.

Our future success depends upon the continued services of our senior executives and other key personnel. We currently do not maintain “key man” life insurance for any of the senior members of our management team or other key personnel. If one or more of our senior executives or key personnel are unable or unwilling to continue in their present positions, it could disrupt our business operations, and we may not be able to replace them easily or at all. In addition, there is substantial competition for senior executives and key personnel in our industry, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

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If we were to obtain “key man” insurance for our key personnel, of which there can be no assurance, the amounts of such insurance may not be sufficient to pay losses experienced by us as a result of the loss of any of those personnel.

We may not maintain sufficient insurance coverage for the risks associated with our business operations.

Risks associated with our business and operations include, but are not limited to, claims for wrongful acts committed by our officers, directors, other representatives, the loss of intellectual property rights, the loss of key personnel and risks posed by natural disasters. Any of these risks may result in significant losses. We do not carry business interruption insurance. Accordingly, if we incur such a loss, our business, financial condition and results of operations could be materially and adversely affected.

As we are a development stage company, we have not generated any significant revenues and do not have a significant operating history.

The Company was incorporated on July 3, 2018; we have only recently begun to realize revenues. We have a limited operating history upon which an evaluation of our future prospects can be made. Our net loss for the year ended December 31, 2019, was ($8,000). Based upon current plans, we expect to incur operating losses in future periods, as we have incurred significant expenses associated with the start-up of our business. As of December 31, 2019, cash and cash equivalents were $30,320.

Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering. We cannot assure that we can obtain financing in a timely manner or on commercially reasonable terms.

If we do not attract customers, we will not make a profit, which will ultimately result in a cessation of our operations.

We have not identified any customers, and we cannot guarantee we ever will have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will be forced to suspend or cease our operations.

Material weaknesses in our internal controls and financial reporting may limit our ability to prevent or detect financial misstatements or omissions. As a result, our financial reports may not be in compliance with U.S. GAAP. Any material weakness, misstatement or omission in our financial statements will negatively affect the market and the price of our stock, which could result in significant loss to our investors.

Our current management has no experience managing and operating a public company, and we rely in many instances on the professional experience and advice of third parties. Therefore, we may, in turn, experience “weakness” and potential problems in implementing and maintaining adequate internal controls as required under Section 404 of the “Sarbanes-Oxley” Act. This “weakness” also includes a deficiency, or combination of deficiencies in internal controls over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. If we fail to achieve and maintain the adequacy of our internal controls, as such requirements are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock (if a market ever develops) could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we are required to include in our annual reports our assessment of the effectiveness of our internal control over financial reporting as of the end of our fiscal years. We have not yet completed any assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification.

As we are an emerging growth company and have elected not to opt out of the extended transition period created by the provisions of the JOBS Act, during that transition period, our independent auditor shall not attest to, and report on, the assessment made by our management regarding the effectiveness of our internal control structure and procedures for financial reporting.

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Unless we register a class of our securities pursuant to Section 12 of the Exchange Act, we will only be subject to the periodic reporting obligations imposed by Section 15(d) of the Exchange Act and we will not be a fully reporting company.

Unless we register a class of our securities pursuant to Section 12 of the Exchange Act, we will only be subject to the periodic reporting obligations imposed by Section 15(d) of the Exchange Act. Accordingly, we will not be subject to the proxy rules, short-swing profit provisions, going-private regulation, beneficial ownership reporting, the majority of the tender offer rules and the reporting requirements of the Exchange Act.

Our reporting obligations pursuant to Section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

As long as our common stock is not registered pursuant to the Exchange Act, our obligations to file reports pursuant to Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement pursuant to the Securities Act of 1933 has been declared effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such event, we may cease providing periodic reports, and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. Additionally, as a result, if the prices of our common stock are then quoted on the OTC Markets, those prices will cease to be so quoted, which would have a material adverse effect on our investors’ ability to sell shares of our common stock and our ability to attract new investors.

The outbreak, and threat or perceived threat of outbreak, of the coronavirus may negatively impact our operations, which could adversely affect our business, results of operations and financial condition.

The recent outbreak of the novel coronavirus, commonly referred to as "COVID-19", in China and throughout the world is expected to adversely affect the economic conditions in Asia and throughout the world, and could adversely affect our business, results of operations and financial condition. The coronavirus outbreak may materially impact our operations as we intend to source our products from China. While it is difficult to predict the extent to which the coronavirus may spread both within and beyond China, quarantine orders and travel restrictions within China and other countries may adversely impact our supply chains, our plans to manufacture our own line of products and our ability to obtain necessary materials and may inhibit travel of our directors, officers and representatives. As a result, we may be unable to obtain adequate inventory to fill purchase orders or manufacture our line of products as planned, which could adversely affect our business, results of operations and financial condition. Furthermore, potential suppliers or sources of materials may pass the increase in sourcing costs due to the coronavirus outbreak to us through price increases, thereby impacting our potential future profit margins.

Additionally, our customers reside in countries that are currently affected by the coronavirus pandemic, many of which countries have seen significant measures taken by their respective governments in attempts to contain the spread of the virus, including general lockdowns, closure of schools and non-essential businesses, bans on gatherings and travel restrictions. The coronavirus pandemic and the resulting global economic decline are expected to cause a decrease in our sales activities for the foreseeable future. In particular, the demand for summer seasonal products such as beach and swimwear may be significantly reduced if such lockdowns remain in place for a prolonged period of time, thereby impacting potential seasonal sales. Such events could have a material adverse effect on our business, operating results and financial condition.

Our products are shipped to customers by ocean freight and, to date, ocean shipping has not been significantly affected. As of the date of this prospectus, manufacturers in China are generally back in operation; however, a second wave of the coronavirus pandemic could result in the re-closure of factories in China.

Risks Related to This Offering and Our Common Stock

We are an “emerging growth company”, and any decision on our part to comply with certain reduced disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors. When we lose that status, there will be an increase in the costs and demands placed upon management.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote regarding executive compensation, and stockholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revise accounting standards.

An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards. We could be an emerging growth company for up to five years, although, if we become a large accelerated filer as defined in Exchange Act Rule 12b-2 during that five-year period, our total gross revenues are $1.07 billion or more, or we issue more than $1 billion of non-convertible debt during a three-year period, we would cease to be an “emerging growth company”. We cannot predict if investors will determine that our common stock is less desirable, if we choose to rely on these exemptions. If some investors determine that our common stock less desirable, as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and our stock price may be more volatile.

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When we lose emerging growth company status, we expect the costs and demands placed upon management to increase, as we would have to comply with additional disclosure and accounting requirements.

Our securities have no prior market and an active trading market may not develop, which may cause our common stock to trade below the initial public offering price.

Prior to this offering there has been no public market for our common stock. The initial public offering price for our common stock is fixed at $0.05 per share. The fixed price that our common stock is offered at pursuant to this offering is not indicative of the market price of our common stock after this offering. If you purchase shares of our common stock, you may not be able to resell those shares at or above the initial public offering price. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market on or otherwise or how liquid that market might become. An active public market for our common stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at a price that is attractive to you, or at all.

If the Selling Shareholders sell a large number of shares all at once or in blocks, the market price of our common stock would most likely decline.

The Selling Shareholders are offering up to 1,950,830 shares of our common stock through this prospectus. Presently, no market exists for our common stock. However, should a market develop, shares sold at a price below the then current market price at which the common stock is quoted will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 19.09% of the common stock outstanding as of the date of this prospectus.

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system and there can be no assurance that an active trading market will develop or continue following the offering.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with FINRA, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

Any market that develops for our common stock will be subject to the penny stock restrictions, which will create a lack of liquidity and make trading difficult or impossible.

Rule 15g-9 of the Exchange Act establishes the definition of a “penny stock”, for purposes relevant to us, as an equity security that is not listed on the NASDAQ Stock Market or other national securities exchange and has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to a limited number of exceptions. Our common stock is considered a penny stock and we estimate it will remain so in the foreseeable future. This classification could severely and adversely affect the market liquidity for our common stock. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks, and the broker-dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

To approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience and objectives of that person and make a reasonable determination that transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

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The broker-dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker-dealer made the suitability determination; and
•	that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions’ payable to, both, the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not desire to engage in the necessary paperwork and disclosures required to trade penny stocks and encounter difficulties in their attempt to sell our common stock, which may affect the ability of the Selling Shareholders or other holders to sell our common stock in the secondary market and have the effect of reducing trading activity in the secondary market of our common stock. These additional sales practice and disclosure requirements could impede the sale of our common stock.

If a market develops for our common stock, sales of our common stock in reliance on Rule 144 (if and when we are eligible for Rule 144) may reduce prices in that market by a material amount.

A significant number of the outstanding shares of our common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act. Restricted securities may be resold only pursuant to an effective registration statement, the requirements of Rule 144, or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that an affiliate (i.e., an officer, director, or control person) who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of the issuer’s outstanding common stock.

Pursuant to the provisions of Rule 144, there is no limit on the number of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days before the date of the proposed sale) after the restricted securities have been held by the owner for a prescribed period, although there may be other limitations and/or criteria to satisfy. A sale under Rule 144 or under any other exemption from the Securities Act of 1933, if available, or pursuant to registration of shares of our common stock held by our stockholders, may reduce the price of our common stock in any market that may develop.

Due to the lack of a trading market for our securities you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority.

If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.

As of the date of this filing, there have been no discussions or understandings between our company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

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Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws; these restrictions may make it difficult or impossible to sell shares in those states.

Apart from our intention of applying for quotation on the OTCQB, there is currently no established public market for our common stock, and there can be no assurance that any established public market would develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue-sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock.

Our stock price may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at, or above, the initial public offering price and the price of our common stock may fluctuate significantly.

After this offering, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

•	changes in general economic or market conditions or trends in our industry or the economy as a whole and, in particular, in the leisure travel environment;
•	changes in key personnel;
•	entry into new geographic markets;
•	actions and announcements by us or our competitors or significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;
•	fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors;
•	the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;
•	announcements relating to litigation;
•	guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;
•	changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;
•	the development and sustainability of an active trading market for our common stock;
•	industry developments and economic and other external factors;
•	future sales of our common stock by our officers, directors and significant stockholders; and
•	changes in accounting principles.

These and other factors may lower the market price of our common stock regardless of our actual operating performance. As a result, our common stock may trade at prices significantly below the initial public offering price.

Certain provisions of Nevada law provide for indemnification of our officers and directors at our expense and limit their liability, which may result in a major cost to us and damage the interests of our shareholders, because our resources may be expended for the benefit of our officers and directors.

Applicable Nevada law provides for the indemnification of our directors, officers, employees, and agents, under certain circumstances, for attorney’s fees and other expenses incurred by them in any litigation to which they become a party resulting from their association with us or activities on our behalf. We will also pay the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us, if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recover. The Company may also have contractual indemnification obligations under its management agreements with its executive officers. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

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We have been advised that, in the opinion of the SEC, indemnification for liabilities occurring pursuant to federal securities laws is against public policy as expressed in the Securities Act and, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, lawsuit, or proceeding, is asserted by a director, officer, or controlling person in connection with our securities being registered, we intend to (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the issue of whether such indemnification by us is against public policy as expressed in the Securities Act, and we expect to be governed by the final adjudication of such issue. The legal process relating to this matter, if it were to occur, probably will be very costly and may result in us receiving negative publicity, either of which factors would probably materially reduce the market and price for our common stock, if such a market ever develops.

In the future, we may issue additional common and/or preferred shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of up to 100,000,000 shares of common stock with a par value of $0.0001. As of the date of this filing, the Company had 10,220,830 shares of common stock outstanding. Accordingly, we may issue up to an additional 89,779,170 shares of common stock. In addition, to the Articles of Incorporation authorize the issuance of up to 90,000,000 shares of preferred stock with a par value of $0.0001. As of the date of this filing, the Company has no preferred shares of common stock outstanding. The future issuance of common stock and preferred may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock or preferred stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Risks Related to our Industry

The apparel industry is highly competitive and is subject to rapidly changing consumer demands and preferences, and we face significant competitive threats to our business.

The market for apparel and the related accessory and other items we will provide is highly competitive and includes many new competitors as well as increased competition from established companies, some of which are larger or more diversified and may have greater financial resources. Many of our competitors have larger sales forces, stronger brand recognition among consumers, bigger advertising budgets, and greater economies of scale. We will compete with these companies primarily on the basis of price, quality, service and brand recognition, all of which are important competitive factors in the apparel industry. Our ability to maintain a competitive edge depends upon these factors, as well as our ability to deliver new products at the best value for the customer, maintain positive brand recognition, and obtain sufficient retail floor space and effective product presentation at retail. If we are unable to compete successfully with our competitors, our business and results of operations will be adversely affected. Moreover, we believe that our success depends in large part upon our ability to anticipate, gauge and respond to changing consumer demands and fashion trends in a timely manner.

Our business is sensitive to economic conditions and consumer spending.

We face numerous business risks relating to macroeconomic factors. The retail industry is cyclical and consumer purchases of discretionary retail items, including our merchandise, generally decline during recessionary periods and other times when disposable income is lower. Factors impacting discretionary consumer spending include general economic conditions, wages and employment, consumer debt, reductions in net worth based on severe market declines, residential real estate and mortgage markets, taxation, volatility of fuel and energy prices, interest rates, consumer confidence, political and economic uncertainty and other macroeconomic factors. Deterioration in economic conditions or increasing unemployment levels may reduce the level of consumer spending and inhibit consumers’ use of credit, which may adversely affect our revenues and profits. In recessionary periods and other periods where disposable income is adversely affected, we may have to increase the number of promotional sales or otherwise dispose of inventory for which we have previously paid to manufacture, which could further adversely affect our profitability. It is difficult to predict when or for how long any of these conditions can affect our business and a prolonged economic downturn could have a material adverse effect on our business, financial condition and results of operations.

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Our inability to anticipate and respond to changing customer preferences and shifts in fashion and industry trends in a timely manner could have a material adverse effect on our business, financial condition and results of operations.

Our success largely depends on our ability to consistently gauge tastes and trends and provide a balanced assortment of merchandise that satisfies customer demands in a timely manner. We enter into agreements to manufacture and purchase our merchandise well in advance of the applicable selling season and our failure to anticipate, identify or react appropriately in a timely manner to changes in customer preferences, tastes and trends and economic conditions could lead to, among other things, missed opportunities, excess inventory or inventory shortages, markdowns and write-offs, all of which could negatively impact our profitability and have a material adverse effect on our business, financial condition and results of operations. Failure to respond to changing customer preferences and fashion trends could also negatively impact our brand image with our customers and result in diminished brand loyalty.

If we do not attract customers, we will not make a profit, which ultimately will result in a cessation of operations.

We currently have no customers. We have not identified any customers and we cannot guarantee we ever will have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell workwear at prices which generate a profit.

Risks Relating to Doing Business Internationally

Because our headquarters are located outside of the U.S. and our products will be sold outside of the U.S., we are subject to the risks of doing business internationally, including periodic foreign economic downturns and political instability, which may adversely affect our sales and cost of doing business in those regions of the world.

Foreign economic downturns may affect our results of operations in the future. Additionally, other factors relating to the operation of our business outside of the U.S. may have a material adverse effect on our business, financial condition and results of operations, including:

•	international economic and political changes and unrest;
•	the imposition of governmental controls or changes in government regulations;
•	difficulties in enforcing intellectual property rights;
•	restrictions on transfers of funds and assets between jurisdictions;
•	foreign tax treaties and policies;
•	geo-political instability;
•	changes in labor laws, regulations and policies;
•	changes in customs duties, additional tariffs and other trade barriers;
•	changes in shipping costs; and
•	currency exchange fluctuations.

As we operate our business globally, our success will depend in part, on our ability to anticipate and effectively manage these risks. The impact of any one or more of these factors could materially adversely affect our business, financial condition and results of operations.

Because the Company’s headquarters are located outside of the U.S., U.S. investors may experience difficulties in attempting to effect service of process and in enforcing a judgment pursuant to U.S. federal securities law.

While we are organized under the laws of the State of Nevada, our headquarters are located outside of the U.S. Consequently, it may be difficult for investors to affect service of process in the U.S. and to enforce judgments obtained in U.S. courts. It may be difficult or impossible for U.S. investors to collect a judgment against us. Any judgment obtained in the U.S. against us may not be enforceable.

Because our officers and directors are not residents of the United States, it may be difficult for U.S. investors to enforce any judgment liabilities against them.

If an event occurs that results in any liability of any of our officers and directors, shareholders will probably have difficulty in enforcing such liabilities, because our officers and directors reside outside of the United States. Even if personal service is accomplished and a judgment is entered against a person, the shareholder would then have to locate assets of that person, and register the judgment in the foreign jurisdiction where his or her assets are located. Accordingly, it may be difficult to enforce any liabilities against our officers and directors.

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We must comply with the Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in Asia. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving those competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. We could suffer severe penalties if our employees or other agents were determined to have engaged in such practices.

Fluctuation in the value of foreign currency may have a material adverse effect on your investment.

The value of foreign currencies against the U.S. Dollar may fluctuate and is affected by, among other things, changes in political and economic conditions. Any significant appreciation or depreciation in the foreign currency against the U.S. Dollar may affect our cash flows, revenues, earnings and financial position. For example, an appreciation of the foreign currency against the U.S. Dollar would make any new foreign currency-denominated investments or expenditures more costly to us, to the extent that we are required to convert U.S. Dollars into that foreign currency for such purposes. Conversely, a significant depreciation of the foreign currency against the U.S. Dollar may significantly reduce the U.S. Dollar equivalent of our reported earnings and adversely affect the price of our common stock.

Our business is expected to be dependent on third-party manufacturers, which are located in China, and any inability to obtain products from any such manufacturers could have a material adverse effect on our business, operating results and financial condition.

Substantially all of our current and future products are expected to be manufactured by companies that are located in China. This concentration exposes us to risks associated with doing business globally. The political, legal and cultural environment in China is rapidly evolving, and any change that impairs our ability to obtain products from manufacturers in that region, or to obtain products at marketable rates, could have a material adverse effect on our business, operating results and financial condition.

There are quotas and trade restrictions on certain categories of goods and apparel from China and countries that are not subject to the World Trade Organization Agreement, which could have a significant impact on our sourcing patterns in the future. In addition, political uncertainty in the United States may result in significant changes to U.S. trade policies, treaties and tariffs, potentially involving trade policies and tariffs regarding China, including the potential disallowance of tax deductions for imported merchandise or the imposition of unilateral tariffs on imported products.

These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between these nations and the United States. Any of these factors could depress economic activity, restrict our sourcing from suppliers and have a material adverse effect on our business, financial condition and results of operations and affect our strategy in Asia and elsewhere around the world. We cannot predict whether any of the countries in which our merchandise or raw materials are currently manufactured or may be manufactured in the future will be subject to additional trade restrictions imposed by the United States and foreign governments, nor can we predict the likelihood, type or effect of any such restrictions. Trade restrictions, including increased tariffs or quotas, embargoes, safeguards and customs restrictions against apparel items could increase the cost, delay shipping or reduce the supply of apparel available to us or may require us to modify our current business practices, any of which could have a material adverse effect on our business, financial condition and results of operations.

Moreover, the potential for a second wave of the coronavirus pandemic breaking out in China, and the uncertainty in relation to same, could impair our ability to obtain products from manufacturers in that region or to obtain products at marketable rates, particularly if additional quarantine and travel restrictions result in the closure of the factories in which our current products are manufactured and which our anticipated line of products are planned to be manufactured. Such events may result in the need for us to consider and establish relationships with manufacturers in different countries from which to source our inventory of products and could have a material adverse effect on our business, operating results and financial condition.

Uncertainties with respect to the PRC legal system and changes in laws and regulations in China could adversely affect us.

Our operations in China are governed by People's Republic of China (“PRC”) laws and regulations. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. In addition, any new PRC laws or changes in PRC laws and regulations related to, among other things, foreign investment and manufacturing in China could have a material adverse effect on our business and our ability to operate our business in China.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy, than in more developed legal systems. These uncertainties may impede our ability to enforce contracts in China and could materially and adversely affect our business and results of operations.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis, or at all, and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such unpredictability towards our contractual, property and procedural rights could adversely affect our business, and impede our ability to continue our operations and proceed with our future business plans.

Potential environmental liability could have a material adverse effect on our operations and financial condition.

If the Company begins to manufacture its own products as planned, the Company may become subject to various PRC environmental laws and regulations on air emission, waste water discharge, solid wastes and noise. Although we believe that our operations are in substantial compliance with current environmental laws and regulations, we may not be able to comply with these regulations at all times as the PRC environmental legal regime is evolving and becoming more stringent. Therefore, if the Chinese government imposes more stringent regulations in the future, we may have to incur additional and potentially substantial costs and expenses in order to comply with new regulations, which may negatively affect our results of operations. Further, no assurance can be given that all potential environmental liabilities have been identified or properly quantified or that any prior owner, operator, or manufacturer has not created an environmental condition unknown to us. If we fail to comply with any of the present or future environmental regulations in any material aspects, we may suffer from negative publicity and be subject to claims for damages that may require us to pay substantial fines or force us to suspend or cease operations.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of applicable securities legislation, which relate to future events or our future financial performance. Forward-looking information may include, but is not limited to, statements with respect to capital expenditures, success of business activities, permitting time lines, requirements for additional capital, government regulation of business operations, environmental risks, limitations on insurance coverage, the completion of regulatory approvals. In some cases, those forward-looking statements can be identified by terminology such as “will”, “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects”, “predicts”, “potential” or “continue” or the negative of these terms or other variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”.

Such forward-looking statements include statements regarding, among other things, (a) the potential markets for our products, our potential profitability, and cash flows (b) our growth strategies, (c) anticipated trends in the niche apparel, costume, dancewear and swimwear retailing industries, (d) our future financing plans and (e) our anticipated needs for working capital. These statements are only prediction and involve known and unknown risks, uncertainties and other factors, including, without limitation, the risks outlined under the heading “Risk Factors” and matters described in this prospectus generally that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current views and expectations. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this prospectus. Except as required by applicable law, including the securities laws of the United States, we assume no obligation to update any of the forward-looking statements to conform these statements to actual results.

The key factors that are not within our control and that may influence our operating results include, but are not limited to, acceptance of the products that we expect to market, our ability to establish a customer base, our ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function. There may be other risks and circumstances beyond our control that we may be unable to predict, which would have an adverse effect on our operations.

Investors are cautioned against placing undue reliance on forward-looking information.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock offered by this prospectus. The Selling Shareholders will receive all of the proceeds. We will pay all of the costs, fees and expenses incurred in connection with the registration of the shares of our common stock covered by this prospectus.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock offered hereby has been arbitrarily determined and has no relationship to any objective criterion of value. The price does not have any relationship to our assets, book value, historical earnings, trading price, net worth or other established criteria of value. In determining the offering price, we considered such factors as the prospects, if any, for similar companies, anticipated results of operations, and present financial resources. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

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DILUTION

Our net tangible book value as of December 31, 2019 was approximately $36,048, or $0.00353 per share, based on 10,220,830 shares of common stock outstanding on December 31, 2019. Based on the per share offering price of $0.05 and assuming all of the shares offered by the Selling Shareholders are sold, our adjusted net tangible book value after giving effect to the offering would have been $3,387.34, or $0.00033 per share, after deducting the estimated offering expenses of $32,660.66. This represents an immediate decrease in net tangible book value of $0.0032 per share to our existing stockholders and an immediate dilution of 99.34% per share to the new investors purchasing shares of our common stock in the offering. This will result in a 99.34% dilution for purchases of our common stock in this offering.

The following table illustrates this per share dilution:

Assumed public offering price per share	$0.05
Net tangible book value per share as at December 31, 2019	$0.00353
Net tangible book value per share after this offering	$0.00033
Net decrease per share to original shareholders	$0.00320
Decrease in investment to new shareholders per share	$0.04967
Dilution to new shareholders (%)	99.34

SELLING SHAREHOLDERS

The shares being offered for resale by the Selling Shareholders for their own accounts consist of 1,950,830 shares of common stock.

The following table sets out the names of the Selling Shareholders, the number of common stock beneficially owned by each of the Selling Shareholders as of the date of this prospectus, and the number of common stock being offered by each of the Selling Shareholders. The common stock being offered hereby are being registered to permit public secondary trading, and a Selling Shareholder may offer all or part of the shares for resale, from time to time. However, the Selling Shareholders are under no obligation to sell all of any portion of such shares nor is any individual Selling Shareholder obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Shareholder.

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Except as described below, none of the Selling Shareholders, to our knowledge, has had a material relationship with our company other than as a stockholder at any time within the past three years.

Name of Selling Shareholder(1)	Common Shares owned prior to Offering(2)	Percent of Common Shares owned prior to Offering(3)	Common Shares to be sold	Common Shares owned after Offering (assuming all shares are sold)	Percent of Common Shares owned after Offering (assuming all shares are sold )(3)
Mario Todd(4)	8,300,000	81.21%	100,000	8,200,000	80.23%
Adam Lui(5)	100,000	*	30,000	70,000	*
Pui Shan Lam	100,000	*	100,000	Nil	0%
Lok Hang Lau	330,000	3.23%	330,000	Nil	0%
Nga Yee Lo	300,000	2.94%	300,000	Nil	0%
Fung Kei Lam	350,000	3.42%	350,000	Nil	0%
Lai King Ma	2,000	*	2,000	Nil	0%
Cheuk Shan Ngai	3,000	*	3,000	Nil	0%
Catherine Chan	1,500	*	1,500	Nil	0%
Syd Moran	1,500	*	1,500	Nil	0%
Victoria Wong	5,000	*	5,000	Nil	0%
Binh Soi Tang	1,500	*	1,500	Nil	0%
Christopher Wong	2,000	*	2,000	Nil	0%
Justin Wong	1,500	*	1,500	Nil	0%
Betty Liu	2,000	*	2,000	Nil	0%
Kelvin Chan	1,500	*	1,500	Nil	0%
Vivian Chan	2,000	*	2,000	Nil	0%
Lui Chen	1,500	*	1,500	Nil	0%
Dallas Morgan Karch	2,000	*	2,000	Nil	0%
Dylan Strickland	1,500	*	1,500	Nil	0%
Morgan Amelia Gillanders	1,500	*	1,500	Nil	0%
Allen Wu (Jiangtao)	1,500	*	1,500	Nil	0%
Dan Zalucky	1,500	*	1,500	Nil	0%
Winnie Fung	2,000	*	2,000	Nil	0%
Kaiyuan Jian	2,000	*	2,000	Nil	0%
Dandan Chen	2,000	*	2,000	Nil	0%
Wilson Mark	2,000	*	2,000	Nil	0%
Sammie Mark	1,500	*	1,500	Nil	0%
Alan Chan	30,000	*	30,000	Nil	0%
Lin Caifeng	335,000	3.28%	335,000	Nil	0%
Li Chiu Kwan	333,330	3.26%	333,330	Nil	0%
TOTAL:	10,220,830		1,950,830

*Represents an amount less than 1%

(1) All of the Selling Shareholders are nationals and residents of Hong Kong or Canada.

(2) The number and percentage of shares beneficially owned is determined to the best of our knowledge in accordance with the Rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the Selling Shareholder has sole or shared voting or investment power and also any shares which the selling security holder has the right to acquire within 60 days of the date of this prospectus.

(3) The percentages are based on 10,220,830 shares of our common stock issued and outstanding as of the date of this prospectus.

(4) Mr. Todd is the President, Chief Executive Officer, Treasurer and a director of the Company.

(5) Adam Lui served as the President, Chief Executive Officer, Secretary, Treasurer and a director of the Company from the date of its incorporation until September 23, 2019. Mr. Lui remains as the Secretary and a director of the Company.

None of our existing shareholders has different voting rights from other shareholders after the completion of this offering. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

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PLAN OF DISTRIBUTION

The common stock covered by this prospectus may be offered and sold from time to time by the Selling Shareholders. The term “Selling Shareholder” includes pledgees, donees, transferees or other successors in interest selling shares received after the date of this prospectus from each of the Selling Shareholder as a pledge, gift, partnership distribution or other non-sale related transfer. The number of shares beneficially owned by Selling Shareholders will decrease as and when they effect any such transfers. The plan of distribution for the Selling Shareholders’ shares sold hereunder will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be Selling Shareholders hereunder. To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. If the shares of our common stock are sold through underwriters, brokers or dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. Once sold under this registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradeable in the hands of persons other than our affiliates.

We will not receive any of the proceeds from the sale by the Selling Shareholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of the common stock.

The Selling Shareholders will be offering their shares of common stock at a fixed price of $0.05 per share until such time as our common stock is quoted on the OTC Markets electronic quotation system (“OTC Markets”), and thereafter at prevailing market prices or privately negotiated prices. The Selling Shareholders may offer their shares from time to time pursuant to one or more of the following methods:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	one or more block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	public or privately negotiated transactions;
•	through any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including the OTC Markets;
•	through underwriters, brokers or dealers (who may act as agents or principals) or directly to one or more purchasers;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

In connection with distributions of the shares or otherwise, the Selling Shareholders may:

•	enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume;
•	sell the shares short after the effective date of the registration statement of which this prospectus forms a part and redeliver the shares to close out such short positions;
•	enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares offered by this prospectus, which they may in turn resell; and
•	pledge shares to a broker-dealer or other financial institution, which, upon a default, they may in turn resell.

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In addition to the foregoing methods, the Selling Shareholders may offer their shares from time to time in transactions involving principals or brokers not otherwise contemplated above, in a combination of such methods as described above or any other lawful methods. The Selling Shareholders may also transfer, donate or assign their shares to lenders, family members and others and each of such persons will be deemed to be a Selling Shareholder for purposes of this prospectus. The Selling Shareholders or their successors in interest may from time to time pledge or grant a security interest in some or all of the shares of common stock, and if any Selling Shareholder defaults in the performance of its secured obligations, the pledgees or secured parties of such Selling Shareholder may offer and sell the shares of common stock from time to time under this prospectus; provided, however in the event of a pledge or then default on a secured obligation by a Selling Shareholder, in order for the shares to be sold under this registration statement, unless permitted by law, we must distribute a prospectus supplement and/or amendment to this registration statement amending the list of Selling Shareholders to include the pledgee, secured party or other successors in interest of such Selling Shareholder under this prospectus.

Moreover, if we are notified by any Selling Shareholder that enters into an agreement after the date of this prospectus to sell their shares of common stock to a broker-dealer as a principal and that broker-dealer is acting as an underwriter, we will file a prospectus supplement and/or amendment to this registration statement. If the Selling Shareholders use this prospectus for any sale of the shares of our common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

Penny Stock Rules

Rule 15g-9 of the Exchange Act establishes the definition of a “penny stock”, for purposes relevant to us, as any equity security that is not listed on the NASDAQ Stock Market or other national securities exchange and has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. Our common stock is considered a penny stock and will remain so for the immediate foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks and the broker-dealer receive from that person, a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience, and objectives of that person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluation the risks of transactions in penny stocks.

The broker-dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker-dealer made the suitability determination and that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in, both, public offerings and in secondary trading and commissions payable to, both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Before the completion of a transaction in penny stocks, the penny stock rules also require the broker-dealer to disclose to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction. Finally, monthly statements have to be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. The above requirements may create a lack of liquidity, making trading difficult or impossible and, accordingly, shareholders may find it difficult to resell and dispose of our common stock.

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DESCRIPTION OF SECURITIES

Common Stock

The Company has 100,000,000 shares of common stock authorized, par value $0.0001 per share. There are 10,220,830 shares of common stock issued and outstanding as the date of this prospectus held by 31 shareholders of record.

The holders of our common stock:

•	have equal ratable rights to dividends from legally available, therefore, when, as and if declared by the Board of Directors;
•	are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;
•	do not have preemptive, subscription, or conversion rights, and there are no redemption or sinking fund provisions or rights; and
•	are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable, and all shares of common stock

Non-cumulative Voting

Holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of our outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. Assuming the sale of the shares of common stock covered by this prospectus, the officers and directors of the Company, together as a group, will hold approximately 80.91% of the Company’s issued and outstanding shares of common stock.

Preferred Stock

The Company has 90,000,000 preferred shares authorized, par value $0.0001 per share. There are no preferred shares issued and outstanding as of the date of this prospectus and no preferred shares are being offered or registered hereby. To the fullest extent permitted by the laws of the State of Nevada, from time to time, the Board of Directors may fix and determine the designations, rights, preferences or other variations of such class or series within each class of capital stock of the Company. As of the date of this prospectus, we have not set the rights and preferences of our preferred stock.

Preemptive Rights

No holder of any shares of our common stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of our capital stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of our capital stock not disclosed herein.

Redemption Rights

No holder of any shares of our common stock is subject to any buy back or redemption rights. Owners of our common stock do not have the right to require us to buy their common stock.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to our stockholders. The declaration of any cash dividend will be at the discretion of our Board of Directors and will depend upon earnings, if any, capital requirements and financial circumstances, general economic conditions, and other pertinent conditions. We do not intend to pay any cash dividends in the foreseeable future, but, rather, reinvest earnings, if any, in our business operations.

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INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Lotz & Company of Vancouver, British Columbia, Canada served as our legal counsel in connection with this offering.

The consolidated financial statements of the Company as of December 31, 2019 included elsewhere in this prospectus have been audited by Zia Masood Kiani & Co., Chartered Accountants, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

REPORTS TO SECURITIES HOLDERS

We will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

MATERIAL CHANGES

None.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read together with our financial statements and accompanying notes appearing elsewhere in this prospectus. This Management’s Discussion and Analysis of Financial Condition and Results of Operations contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “RISK FACTORS” and elsewhere in this report . The management’s discussion, analysis of financial condition, and results of operations should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus.

Description of Business

General Information

We were incorporated on July 3, 2018 in the state of Nevada, USA. We acquired 100% interest of Common Design, a Hong Kong corporation as our wholly-owned subsidiary pursuant to a share exchange agreement dated September 20, 2019. Common Design is a start-up wholesale clothing supplier, established on April 10, 2019, specializing in the supply and trading of niche apparel for distribution to markets worldwide. With operating headquarters located in Hong Kong, Common Design is primarily focused on sourcing and marketing a diverse portfolio of dress up, casual and athletic apparel products to its global clients, while maintaining close relationships with its suppliers and manufacturers to ensure competitive pricing and quality management. In the future, Common Design also plans to develop certain of its own apparel products.

Other than as set-out in this prospectus, we have never been a party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

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We will not be profitable until we derive sufficient revenues and cash flows from sales of our apparel.

Our fiscal year end is December 31.

Going Concern

The Company had limited operations during the period from July 3, 2018 (date of inception) to December 31, 2019 resulting in accumulated deficit of $8,000. There is no guarantee that the Company will continue to generate revenues.

At December 31, 2019, the Company had $30,320 in cash and cash equivalents and there were outstanding liabilities of $1,794. Management does not believe that the Company’s current cash position is sufficient to cover the expenses they will incur during the next twelve months. This condition raises substantial doubt about the Company’s ability to continue as a going concern.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

See Note 4 the Financial Statements for the year ended December 31, 2019, included herein, for a summary of our significant accounting policies.

Recent Accounting Pronouncements

The Company has evaluated all the recent accounting pronouncements through the date the financial statements were issued and filed with the Securities and Exchange Commission and believe that none of them will have a material effect on the Company’s financial statements.

Results of Operations

Year Ended December 31, 2019 compared to December 31, 2018

Net Revenues:

We generated $26,064 in revenues and incurred $22,936 in cost of sales for the year ended December 31, 2019, compared to revenues of $Nil and cost of sales of $Nil for the year ended December 31, 2018. We generated our revenues though the sale of products by way of purchase orders received from customers, buyers and purchasing agents in Hong Kong. The Company purchased such products from suppliers and manufacturers in China. The sales were realized through Common Design, which was acquired by the Company on September 20, 2019.

Total Assets:

The Company’s total assets were $37,842 for the year ended December 31, 2019 compared to total assets of $37,112 for the year ended December 31, 2018.

Total Liabilities:

The Company’s total liabilities were $1,794 for the year ended December 31, 2019 compared to total liabilities of $1,509 for the year ended December 31, 2018.

Stockholders’ Equity:

The Company’s shareholders’ equity was $36,048 for the year ended December 31, 2019 compared to shareholder’s equity of $35,603 for the year ended December 31, 2018.

Selling, General and Administrative Expense:

Selling, general and administrative expenses primarily consist of legal, accounting, consulting and other professional service fees. General and administrative expenses were $11,128 for the year ended December 31, 2019 compared to selling, general and administrative expenses of $2,371 for the year ended December 31, 2018.

Loss from Operations:

Loss from operations for the year ended December 31, 2019 was $8,000, compared to loss from operations of $2,371 for the year ended December 31, 2018.

Net Loss:

Net loss was $8,000 for the year ended December 31, 2019 compared to net loss of $2,371 for the year ended December 31, 2018.

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The increase in the Company’s assets during the year ended December 31, 2019 was largely the result of a share exchange transaction between the Company, Common Design and the shareholders of Common Design, whereby the Company issued 8,000,000 shares of its common stock to the shareholder of Common Design, Mario Todd, as consideration for the acquisition by the Company of a 100% interest of Common Design as a wholly-owned subsidiary of the Company (the “Common Design Transaction”). The Common Design Transaction resulted in Common Design’s shareholders taking control of the Company by voting rights through 78.27% of ownership interest and resulted in Common Design becoming a wholly-owned subsidiary of the Company. The Common Design Transaction was accounted for in accordance with Accounting Standards Codification 805-50 as an acquisition of assets.

The net assets acquired was the fair value of the net assets of the Company, which on September 27, 2019 was $42,766. The amount was calculated as follow:

Cash	$44,275
Other current liabilities	$(1,509)
Net assets	$42,766

Liquidity and Capital Resources

The Year Ended December 31, 2019 compared to December 31, 2018

Cash and cash equivalents were $30,320 at December 31, 2019. Our total current assets were $37,842 at December 31, 2019 and our total current liabilities were $1,794. During the year ended December 31, 2018, cash and cash equivalents were $37,112, total current assets was $37,112 and total current liabilities were $1,509.

We had working capital of $36,048 at December 31, 2019 compared to working capital of $35,603 for the year ended December 31, 2018.

We received $44,048 from financing activities during the year ended December 31, 2019, of which $1,282 was from the issuance of our common stock and $44,275 from cash acquired from assets acquisition and was offset by the payment of $1,509 to a related party.

We received $39,483 from financing activities during the year ended December 31, 2018, of which $1,509 was received from a related party and $37,974 was from the issuance of our common stock.

Capital Resources

We anticipate we will spend approximately $32,660.66 for expenses associated with the registration statement of which this prospectus is a part. Our anticipated requirement for operating our business for the next 12 months are approximately $50,000, assuming the maintenance of our current operations level, which includes (1) $12,500 for selling, general and administrative purposes; (2) $22,500 for professional fees, including legal and audit fees; (3) $5,000 for consulting fees; and (4) $10,000 for working capital. Based on the foregoing, our cash on hand will not be adequate to satisfy our ongoing cash requirements.

If we experience a shortfall in operating capital prior to the completion of this offering, our President and Chief Executive Officer has verbally agreed to advance the company funds to complete the registration process.

Inflation

Our opinion is that inflation has not had, and is not expected to have, a material effect on our operations.

Off-Balance Sheet Arrangements

As of December 31, 2019, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current of future effect on our financial conditions, changes in financial conditions, revenues or expenses, results of operations, liquidity capital expenditures, or capital resources that is material to investors.

Changes in and Disagreements with Accountants

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

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BUSINESS

Description of Business

General Information

We were incorporated on July 3, 2018 in the state of Nevada, USA. We acquired 100% interest of Common Design, a Hong Kong corporation as our wholly-owned subsidiary pursuant to a share exchange agreement dated September 20, 2019. Common Design is a start-up wholesale clothing supplier, established on April 10, 2019, specializing in the supply and trading of niche apparel for distribution to markets worldwide. With operating headquarters located in Hong Kong, Common Design is in the apparel trading business. Common Design is primarily focused on sourcing and marketing a diverse portfolio of dress up, casual and athletic apparel products to its global clients, while maintaining close relationships with its suppliers and manufacturers to ensure competitive pricing and quality management . In the future, Common Design also plans to develop some of its own apparel products .

Other than the Common Design Transaction, we have never been a party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

We will not be profitable until we derive sufficient revenues and cash flows from sales.

Our current management is comprised of Mario Todd, our President, Chief Executive Officer, and a member of our Board of Directors and Adam Lui, our Secretary and a member of our board of directors.

Material Agreements

The Company currently does not have any material agreements for the purchase and sale of products. With the current economic uncertainty as a result of the COVID-19 pandemic, our suppliers and customers are not inclined to enter into long-term agreements. Accordingly, the Company does its purchasing and sales through purchase orders, with Net 30 payment terms.

Products

Currently, the Company, through Common Design, is involved in the apparel trading business. We source products from suppliers and manufacturers in China and sell such products to customers overseas through buyers and agents in Hong Kong.

In the future, the Company also plans to develop and sell its own line of products and to have such products manufactured in China. As of the date of this prospectus, the Company has not yet begun the development of its own line of products. The Company expects to engage third-party designers to design the Company's line of products. We estimate that the designers will charge us approximately $300 to $500 to design each product. We intend to have (i) 15 designs ready for manufacturing by the end of September 2020, for a total design cost ranging from $4,500 to $7,500 and (ii) 30 designs ready for manufacturing by the end of March 2021, for a total design cost ranging from $9,000 to $15,000. Once designed, the Company then plans to subcontract the production of its own line of products to manufacturers in China from which the Company is sourcing the products which it currently sells. In addition, the Company plans to develop a website within the next 6 months to promote its designed products and to attend trade shows, if and when possible, to market its designed products.

The Company plans to focus on the supply and distribution of a wide range of adult and children apparel, including costumes, dancewear, swimwear, and casual wear.

Costumes.

The Company plans to distribute a selection of adult and children costumes for every occasion, from Halloween to parties and holiday celebrations.

Dancewear.

The Company plans to source a variety of basic and performance dancewear for ballet, contemporary dance, jazz, as well as holiday and character theme dance apparel.

Swimwear.

The Company plans to have a collection of swimwear includes women’s one-piece bathing suits, bikinis, cover-ups, as well as men’s board shorts, swim trunks, and assorted children’s swimwear.

Casual Wear.

The Company plans to design and market its own line of men’s T-shirts and polo shirts and to market the products through online B2C platforms and offline in China.

Product Supply

The Company currently sources its products from manufacturers and suppliers based in Hong Kong and China. With extensive experience in the industry, the Company has good relationships with a number of manufacturers to ensure a secure supply of its current products. The Company’s physical proximity to suppliers not only builds strong rapport but will also likely lead to greater quality control and reliability and efficiency in manufacturing and delivery. Building and fostering supplier relationships will be integral to the Company’s success and competitive advantage. The Company plans to use its current relationships with manufactures for the manufacturing of its own product line.

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Plan of Operation for Remainder of Current Fiscal Year

For the remainder of this fiscal year, which ends on December 31, 2020, we expect to continue to generate revenues. However, we anticipate that we will need to obtain additional financing in the current fiscal year in order to operate our business during the reminder of the fiscal year and for the next fiscal year. We plan to raise the capital necessary to fund our business through a private placement or public offering of our common stock. Additional financing, whether through public or private equity or debt financing, arrangements with stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

We do not anticipate conducting any material product research and development in 2020 or 2021 nor do we anticipate acquiring any material plant and/or equipment during such time periods. We also do not expect that we will be hiring a large number of employees to implement our business plan.

Our business plan of operation for the remainder of the year ending December 31, 2020 is to continue the above-described plans to specialize in the sourcing, supply and distribution of a wide range of adult and children apparel, while also commencing the design of our own products. In addition, we also plan to develop a website within the next 6 months to promote our own products, once designed, and to attend trade shows (if and when possible) to market our designed products.

As the Company is in the early planning stages of development, the Company’s business will be significantly dependent on the Company’s management team. The Company and its management are committed to the foregoing plan of operations and will use all reasonable means to effectuate the Company’s business plan.

MARKET OVERVIEW

Apparel Industry

The apparel business is one of the world’s fastest growing industries. Much of this growth can be attributed to the developing markets, notably those of middle-class Asian consumers with an increased interest in clothing as an extension and expression of their new lifestyle. The same consumers are also traveling and shopping abroad with spending outside of their home countries. Particularly, in the luxury goods market, a large percent of all sales is expected to be made by Chinese consumers1.

Costume Industry

According to a National Retail Federation’s annual survey, total spending for Halloween in the United States was expected to reach $8.4 billion in 2016, with each buyer spending an average of roughly US$83. These figures represent an all-time record with more than 171 million Americans partaking in the celebration. Spending on Halloween costumes was expected to reach $3.1 billion ($1.54 billion on adult costumes, $1.17 billion on children’s costumes, and $0.42 billion on pet costumes) with 67 percent of Halloween shoppers planning on purchasing a costume. The number of people dressing in costumes represents a 7.3 percent increase over an average of the past 12 years2.

Dancewear Industry

Based on the 2017 market research conducted by QR Research, the global dancewear market was valued at $429 million in 2016 and is anticipated to reach $555 million by the end of 2022, growing at a CAGR of 4.38 percent between 2016 and 20223.

Swimwear Industry

The management of the Company believes that the global swimwear market will continue to grow4 and is projected to reach 2.2 billion units valued at $22.7 billion by 20225. Product innovations remain a key driver for developed countries where the market is highly saturated. Western countries with their large number of swimming pools and water parks saw an increase in swimming as a leisure and recreational activity.

Emerging countries represent the highest growth markets with Brazil and the United States leading as the largest market worldwide and the Asia-Pacific region as the fastest growing market with an expected annual rate of over 10 percent through 2022. In 2016, the swimwear market was dominated by women’s swimwear at 67.88 percent market share, followed by men’s swimwear at 17.72 percent and children’s swimwear at 14.40 percent6.

_____________

1 McKinsey & Company. Succeeding in tomorrow's global fashion market: Consumer and shopper insights. September 2014, p. 2

2 National Retail Federation. Halloween spending to reach $8.4 billion, highest in survey history. September 22, 2016.

3 QR Research. Global Dancewear Market Research Report 2017. May 2017.

4 Research and Markets. Global Swimwear Market 2016-2020. September 2016.

5 Global Industry Analysts, Inc. Swimwear and Beachwear – A Global Strategic Business Report. July 8, 2016.

6 Technavio. Global Swimwear Market – Trends, Forecast, and Growth Prospects. September 30, 2016.

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MARKET TRENDS

Political

After the US government-imposed billions of dollars of tariffs on Chinese imports, the two nations are at risk for a trade war. Many major US retailers are concerned that this tariff will cause prices to skyrocket7. These additional costs may be passed down onto unwilling consumers, which may negatively affect the Company’s anticipated revenue growth8.

Since June 2019, Hong Kong has been experiencing protests against the government’s extradition bill. Since these protests are localized in Hong Kong, it is expected that they will not have much effect on the world apparel market.

Economic

There are a few economic factors that have affected the apparel industry in different ways. One major factor was the increase in annual GDP growth in the United States, a total of 0.8% from 2016 to 20189. With the economy doing better, unemployment rate dropped to below the 4% range in 2018, which is the lowest it has been since 200010. Lower unemployment meant that people have more disposable income and an increased consumer buying power.

Social

Consumers are becoming more environmentally aware when they choose products to purchase. A survey done by Landor Associates found that 77% of the participants find it essential for companies to be socially responsible11. Ignoring corporate social responsibility could be detrimental to a business. Being socially responsible in the apparel industry means, among other things, to ensure that all workers receive fair and equal treatment. It is also important that employers do their due diligence to ensure that the work sites are up to safety regulations and all workers are trained to deal with any potential hazards.

Throughout the years there has been a significant change in the way that consumers choose to shop. A survey done by ComScore and UPS found that more than 51% of the participant’s purchases were online, which has increased compared to prior years12. Taking a business online could significantly increase profitability as well as international exposure.

Technological

With technology advancing rapidly, the way that people shop is ever changing. Keeping up with these changes is crucial for a business to keep up with their competition. Access to the internet is more readily available allowing for the appearance of more online retailers to saturate the international market, creating more competition for the apparel industry.

Society is moving towards the age of convenience, especially with millennials, shoppers are looking for ways to get their products faster, and all while in the comfort of their own home. For example, Amazon has catered to their customer’s need for convenience with their one-click checkout, 2-day delivery service, and their dash button. Businesses will need to focus on making the shopping experience as quick and as pleasant as possible to stay ahead of their competition.

INDUSTRY TRENDS

Quality vs. Price

People born between the early 1980s to late 1990s, also known as Millennials, currently make up 40 percent of retail spending worldwide. They are a unique group of consumers that strive for quality and sustainable products but, at the same time, highly sensitive to price. This is especially the case for young women. Over 50 percent of the women aged 18 to 35 in America buy their clothes online, and the price-performance ratio is the most important factor influencing their purchase decision13. While many assume millennials are shifting their purchases online, most prefer to have options, from physical stores to e-commerce and mobile site. They represent a vast market that pose unique challenges to marketers in the fashion industry, influencing all aspects of supply chain to inventory management14.

___________

7 WWD. Retail, Fashion Industries Worried by New Trump Tariffs. March 8, 2018.

8 The Fashion Law. Clothing, Footwear Escape Trump Tariffs but Will Be Impacted Nonetheless. April 4, 2018.

9 Country Economy. United States (USA) GDP – Gross Domestic Product. 2018.

10 Statista. Unemployment rate in the United States from 1990 to 2017. 2018.

11 Time. Why Companies Can No Longer Afford to Ignore Their Social Responsibilities. May 28, 2012.

12 Fortune. Consumers Are Now Doing Most of Their Shopping Online. June 8, 2016.

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Personalization

There is growing demand by shoppers for products that are personalized and customized. Increasingly, retailers are embracing artificial intelligence and virtual reality for a more targeted and personalized shopping experience. Gaining access to customers’ shopping histories and social media allow retailers to offer consumers a tailored selection of products and personalized recommendations. Requests for products to be customized in varying colours, name engraving, and monogramming have gained popularity and have been frequently requested to meet consumer’s individual style and preferences.

Athleisure

Sportswear represents one of the best performing segments in 2015, generating almost a quarter of total value within the apparel and footwear industry15. This success is in part elevated by the blurring of line between activewear and fashion. Recent years have seen an upsurge of athletic wear transitioning into everyday, lifestyle apparel as consumers demand style and comfort on a day-to-day-basis. Many lifestyle brands are becoming more active-oriented, with companies launching their own lines of sports and athleisure wear to capture a share of this increasing market. At the other end of the spectrum, active brands are moving away from performance-only apparel and into the realm of more fashion-focused casual attire. Premium and luxury brands played a crucial role in the evolution of athleisure with consumers increasingly looking to health as a new status symbol, from personalized fitness sessions with celebrity trainers to detox retreats and therapies. Following this trend is the launch of high-profile collaborations between active and luxury brand, further fueling the purchase of designer athleisure.

INDUSTRY COMPETITIVE ANALYSIS

Threat of Entry

The threat of entry is low to medium due to the difficulty of achieving economies of scale that is crucial to succeed in this industry. Companies that fail to meet the minimum efficient scale will be at a disadvantage and will find it much harder to keep up with their competitors. Overcoming the customer loyalties towards current brands in the market may be difficult due to the sheer number of apparel businesses in the market. There are only so many ways that fashion can be innovated, so completely differentiating your products is unlikely. New competitors that are adept with modern day marketing could use social media to bring attention to their brand.

Threat of Rivalry

The threat of competition is high, there are numerous apparel retailers around the globe. The larger retail companies have more resources to access more advanced technologies, as well as a more experienced management team. With better technology and knowledgeable management, the learning curve can be greatly reduced and may result in a cost advantage.

Threat of Buyers

The number of buyers in the apparel industry are countless which usually indicates low bargaining power. However, the goods offered in this industry are mostly standard or undifferentiated, making it easy for customers to switch loyalties. It also makes it easier for customers to push down prices with competition being so intense. Overall, the threat of buyers is medium. Companies can reduce the bargaining power of their customers by working on product differentiation, a more unique product may instill a stronger brand loyalty.

Threat of Substitutes

The threat of substitutes is low because there are no real replacements for clothing, there is only competition from other apparel companies.

__________

13 Sinoactive. Global Apparel Sales in 2016 to Exceed $1.4 Trillion. July 5, 2016.

14 Sourcing Journal. 4 Trends That Will Impact the Apparel Industry. October 20, 2016.

15 United States Fashion Industry Association. Euromonitor Provides Early Access to 2016 Apparel & Footwear Data. January 22, 2016.

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Threat of Suppliers

The threat of suppliers is relatively low because many apparel companies outsource the manufacturing in Asia. The threat of suppliers may change depending on their ability to vertically integrate forward. However, products in the apparel industry are standard making it easy for suppliers to be swapped out.

COMPETITION

The apparel market is highly competitive and fragmented with no single company dominating the industry. Hong Kong alone has over 800 manufacturing facilities and 15,000 import-export companies in 201516. The industry is highly cyclical and dependent upon various factors including the overall level of discretionary consumer spending and changes taking place in the economic environment. The Company is competing on a domestic and international front amongst other exporters, wholesalers, retailers, and manufacturers. There are various competitive factors at play in the apparel market, including price, design, quality, brand image, marketing, customer service, and consumer preference.

The apparel industry is subject to rapidly changing trends and shifting consumer demands. Stakes are high in staying aware and remaining sensitive to changes in the industry. Part of a company’s success will be dependent upon its ability to identify and capitalize on these emerging trends in the marketplace. More importantly, a company will need to focus on its internal process and supply chain to maintain a competitive edge through the leveraging of its network of suppliers, manufacturers, and logistic providers. Maintaining and developing such relationships can make a substantial difference in a company’s ability to develop, source, and market products at competitive prices.

COMPETITIVE ADVANTAGE

There are several key factors, which the Company aims to achieve, that are expected to contribute to the success of the Company.

Management Expertise

The Company’s team of management has extensive experience in the garment business, particularly in the field of clothing manufacturing and distribution of apparel to a worldwide audience. With over 10 years of tenure in the industry, management has experienced first-hand all aspects of the garment industry from the essentials of procuring and manufacturing to years of management experience.

Established Network

Initially, the Company will be dependent upon the experience and contacts of its management team, namely it’s CEO, Mario Todd and consultant, Ken Lui. Mr. Todd has over 20 years of business experience in China which he began when he moved back to Hong Kong in 1994. Since then, Mr. Todd has assisted a number of companies in establishing operations and conducting business in China. Mr. Ken Lui started his career in garment manufacturing in 2006. Since then, he has gained substantial experience in the garment industry and has established a network of contacts in Hong Kong and China, as well as other areas in the world, in the garment industry. Through the combined years of industry experience of its management team and the industry relationships built by management during such time, the Company has developed a solid and reliable network of contacts with local and overseas manufacturers, distributors, and major buyers. The Company plans to leverage this asset in delivering quality and timely products.

Simple Structure

The Company maintains a lean operation built upon small and personalized service. The Company is not currently in the business of manufacturing, and therefore, benefits from relatively little overhead, which should allow it to be more flexible in various aspects of its operations. The Company’s pricing is competitive, and customer service initiatives are individualized to the needs of each customer.

Supply Chain Management

The Company maintains tight control over the quality of its products and plans to work closely with manufacturers to ensure its product quality standard is consistently enforced and replicated. One advantage of the Company’s proximity to the source of its anticipated manufacturing in China, is that such proximity is expected to allow the Company to develop solid rapport with its production and logistics associates and to facilitate open communication.

__________

16 Ibid.

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TARGET MARKET STRATEGY

The Company plans to distribute products through various wholesale distribution channels, with sales going through local buyers in Hong Kong to wholesalers in North America, Europe, and Australia. The Company expects to maintain a direct line of contact with its suppliers in China, managing the sourcing and subcontracting of products in-house, while delivering products to local buyers and sales agents for distribution to overseas markets. Its efforts are anticipated to be placed on building a strong customer base with a focus on quality, design, and service to generate repeat sales while continuously attracting new buyers.

The Company has a flexible structure to accommodate to the needs of specific clients. The Company believes in establishing a long-term relationship with each of its clients through personalized service tactics, such as the employment of flexible minimum order quantity. While tailored made offerings are becoming increasingly popular at the retail level, the Company believes the embracing of such tactics can bring about tremendous benefit at the distributor level, with consumers feeling valued and distinct.

The Company expects to market products through referrals, sales agents, print advertisements, showrooms, and online platforms specific to each product group. Local buyers make up an important channel for the Company in bringing business outside of domestic grounds and breaking the barrier to entry into larger and more substantiating international markets. Maintaining a solid network of contacts is critical to the success of the Company.

MARKETING STRATEGIES

Pricing Strategy

The Company aims to produce a variety of quality products to its customers at competitive prices. In doing so, resources are expected to be allocated to product development to create more value-added goods that can be delivered to clients in the timeliest manner. The pricing objective of the Company is not to become the lowest cost provider in the industry, but to achieve competitive pricing without the compromise of product quality. The Company targets a profit margin of a minimum of 10 to 15 percent for its range of apparels, with more favourable pricing offered to long-term and large volume consumers.

The Company’s strategy to maintain cost competitiveness is primarily done through the effective coordination of logistic functions and utilization of cost-efficient distribution channels. Enhancing supply chain management is also key to reducing inventory volume and logistics expenses. The Company aims to maintain strong relationships and rapport with each member of the supply chain to gain a better foothold in negotiation and facilitation of services. Management’s expertise and network in the industry is planned to be utilized in every effective way to reduce cost and achieve a greater profit margin.

Sales Strategy

A majority of the Company’s business is expected to be conducted through direct sales and a dedicated sales force to help the Company tap into unexplored markets and to relay the latest trends in the apparel industry. In order to remain reactive to those shifting currents and reduce inventory cost, the Company plans to employ just-in-time manufacturing and fulfill orders as they are requested. Client orders will likely be completed on a per-order basis after a minimum order quantity has been achieved, in which a production schedule will be set out to ensure an efficient process will be followed from the beginning of production to the distribution of the finished goods.

Promotion Strategy

The Company plans to market its products and services through online and word-of-mouth advertising. The Company aims to be active on a number of B2B and B2C e-commerce platforms appropriate to each of its anticipated product lines to widen its reach and enhance the ‘Company’s exposure in the marketplace.

Patents, Trademarks and Licenses

Presently, the Company does not own any patents or trademarks.

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Seasonality

We expect to experience seasonality in our business, as the apparel industry is subject to changing trends and as certain of the Company’s anticipated products, such as swimwear and costumes, are seasonal in nature. As a result, our revenues are expected to fluctuate from quarter to quarter in the future.

Environmental and Regulatory Matters

As we develop our business and a product line, we may become subject to various federal, state and local laws as well as international laws relating to the environment, consumer products, health and safety and other regulatory matters. Among these are laws that regulate the storage, distribution and labeling of products. While the Company intends to use third-party manufacturers in China for the manufacturing of products, the Company’s business may be affected by laws to which such manufactures are subject, including with respect to the use, handling, storage and disposal of certain materials in the manufacturing of products.

Research and Development Activities

We have not spent any funds on research and development activities to date. The Company does not own any patents as of the date of this prospectus.

Employees and Employment Agreements

Presently, we have no employees. Our directors and officers are responsible for the primary operations and development of our Company and our subsidiaries. There is no employment or similar agreement between the Company and our directors or officers.

Description of Property

We do not own any real property. In Canada, our office space is included in the monthly fee of CAD$500 charged by our accountant, Nofa Accounting Services Ltd. The Company’s subsidiary, Common Design, is currently renting office space from a consultant of Common Design, Ken Lui, who currently charges Common Design a basic monthly consulting fee of HK$5,000 for office space and other consulting services.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which may arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these, or other matters, may arise from time to time that may harm our business. We are currently not aware of any material pending legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters

No Public Market for Common Stock

No active public market currently exists for shares of our common stock. Our common stock is not currently quoted on any stock exchange or marketplace. Upon the effectiveness of the registration statement of which this prospectus forms a part, we intend to seek a market maker to file an application with the FINRA to have our stock quoted on the OTCQB. However, we cannot assure you that we will find a market maker to trade our securities, that our shares will be quoted on the OTCQB or, if quoted, that a public market will materialize.

Holders of Common Stock

As at the date of this prospectus, we have 31 holders of record of our common stock.

Rule 144 Shares

As of the date of this registration statement, no shares of our common stock are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144. However, Rule 144 may become available for the resale of our shares of common stock in the future, assuming such resales are made in compliance with the provisions of Rule 144.

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Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend: (i) we would not be able to pay our debts as they become due in the usual course of business, or; (ii) our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the Company are elected by the stockholders to serve until the next shareholder meeting or their respective successors are duly elected and qualified. Officers of the Company are appointed by our Board of Directors to serve until their respective successors are duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The names and ages of our directors and executive officers are set forth below:

Directors and Executive Officers of the Company

Name	Age	Position	Date of Appointment
Mario Todd	62	President, Chief Executive Officer, Treasurer and Director	September 23, 2019
Adam Lui	25	Secretary and Director	July 3, 2018
Ken Lui	34	Consultant of Common Design	September 1, 2019

Backgrounds of Executive Officers and Directors

The following information sets forth the background and business experience of our directors and executive officers.

Mario Todd, President, Chief Executive Officer, Treasurer and Director

Mr. Todd graduated from the Augustana University College with Bachelor of Science degree in Computing Science in 1988. After graduation, Mr. Todd was employed as an accountant at FMC of Canada Ltd and Intelligrade International Inc. in Canada. In December 1994, Mr. Todd moved to Hong Kong and worked for Epic Designers Ltd as a Senior Accountant, with duties including supervision of accounting staff and analyzing management accounts and other company’ investments. From 1997 to 2001, he worked as Finance Manager for RMA Group Limited and as Accounting Manager/Company Secretary for Interform Ceramics Technologies Ltd. From 2001 to 2018, Mr. Todd worked as Group Financial Controller/Creditor controller for Alvarez & Marsal Asia Limited, with duties including liaising with other regional offices, preparing of consolidated financial reports and conducting annual performance appraisals. Since 2018, Mr. Todd has been self-employed and involved in various business opportunities. In addition, while working in Hong Kong since 1994, Mr. Todd has advised a number of companies in the process of setting up and doing business in China.

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We believe that Mr. Todd’s professional background and experience gives him the qualifications and skills necessary to serve as an officer and director of our Company.

Mr. Todd does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Adam Lui, Secretary and Director

Mr. Lui graduated from the University of Calgary with a Bachelor of Commerce in Finance in 2016. Since graduation, Adam has been working as an Account Representative in commercial banking at National Bank Financial. Mr. Lui’s role at National Bank Financial is comprised of managing the day to day of commercial accounts, annual reviews of credit facilities, drafting business risk ratings, and other credit related activities. After graduation, Mr. Lui also completed the Canadian Securities Course in 2018 and has enrolled in completing his CFA. Currently, he has passed his CFA Level I and plans to move on to take CFA Level II in 2020.

We believe that Mr. Lui’s academic background, professional training and experiences give him the qualifications and skills necessary to serve as an officer and director of our Company.

Mr. Lui does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Ken Lui, Consultant of Common Design

Mr. Ken Lui immigrated to Canada from Hong Kong at a young age. He pursued his education in Calgary, Alberta before moving back to Hong Kong in 2006 to begin a career at a manufacturing business in Guangdong, China. Following this move, Mr. Lui joined Huitong Country Fungwahin Clothing Co. Ltd., a garment factory in Dongguan, China and spent the next few years learning the essentials of garment manufacturing. In 2009, he was promoted to production manager of this Chinese factory in 2009. In 2011, he also became the sales manager. Under Mr. Lui’s guidance, the company experienced substantial revenue growth over the years. In 2019, he joined Common Design to assist in overseeing Common Design’s operations.

Due to Mr. Ken Lui’s experience in the garment manufacturing, we believe he complements the management of the Company and has the skills necessary to serve as an officer of Common Design.

Involvement in Legal Proceedings

To our knowledge, during the last ten years, none of our directors and executive officers has been subject to any of the following:

(a)	A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(b)	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

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(c)	The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i)	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)	Engaging in any type of business practice; or

(iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(d)	The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or commodity laws, or to be associated with persons engaged in any such activity;

(e)	Found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

(f)	Found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(g)	The subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)	Any federal or state securities or commodities law or regulation; or

(ii)	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(h)	The subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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No Compensation to Directors

No director has received any compensation, in cash or of other kind, for serving as a director, and we currently do not plan to pay any cash or other compensation to any person for serving as a director. Our directors are entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with our business. Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf, other than services ordinarily required of a director.

Code of Ethics; Financial Expert

We do not have a Code of Ethics. We do not have a financial expert on our Board of Directors.

Committees of the Board of Directors

The Board of Directors plans to establish an audit committee and a compensation committee at such time as it has sufficient members and resources. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate our system of internal controls. The compensation committee will manage any stock option plan that we may establish and review and recommend compensation arrangements for our officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members and resources to establish those committees.

Potential Conflicts of Interest

As we do not have an audit committee or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest, in that our directors and officers have the authority and discretion to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executive officers or directors as of the date of this prospectus.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Directors Independence

For purposes of determining director independence, the Company have applied the definitions set out in NASDAQ Rule 5605(a)(2). The OTCQB on which the Company intends for its shares of common stock to be quoted does not have any director independence requirements. The NASDAQ definition of “Independent Officer” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board of Directors is currently comprised of two members, both of whom do not qualify as independent directors in accordance with the requirements of the NASDAQ.

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Term of Office

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his or her respective successor is elected and qualified, or until he or she resigns or is removed from the office in accordance with the applicable provisions of Nevada law. Our officers are appointed by our Board of Directors and hold office until removed by our Board of Directors or until their resignation.

Beneficial Ownership Reporting Compliance

We are not subject to Section 16(a) of the Securities Exchange Act of 1934, as amended.

Audit Committee and Audit Committee Financial Expert

Our current Board performs the functions as our audit committee. We have not yet appointed an audit committee. At the present time, we believe that our Board is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Company, however, recognizes the importance of good corporate governance and intends to add additional directors to the Board and appoint an audit committee comprised entirely of independent directors, including at least one financial expert. The majority of our current directors are not independent. An informal search is under way to identify a suitable candidate for service on the Board of Directors as an independent director who would be qualified as an audit committee financial expert.

Family Relationships

There are no family relationships among the directors and officers of the Company. However, Ken Lui, a sibling of Adam Lui, is a consultant of Common Design and is expected to make significant contributions to the business of the Company.

EXECUTIVE COMPENSATION

Currently, our officers and directors receive no compensation for their services. They are reimbursed for any out-of-pocket expenses that they incur on our behalf. In the future, we may approve payments of salaries to officers and directors, but currently, no such compensation has been approved. As of December 31, 2019, we did not have any benefits, such as health or life insurance, available to our officers and directors.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mario Todd President, CEO and Director	2019	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2018	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Adam Lui Secretary and Director	2019	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Ken Lui Consultant, Common Design	2019	3,077	-0-	-0-	-0-	-0-	-0-	-0-	3,077
	2018	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

41

Narrative Disclosure to Summary Compensation Table

Other than set out below, there are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive share options at the discretion of our Board of Directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that share options may be granted at the discretion of our Board of Directors.

Equity Compensation Plans

No equity compensation plan or agreements under which our common stock is authorized for issuance has been adopted during the period from the date of incorporation to December 31, 2019.

Grants of Plan-Based Awards

Not applicable.

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2019, there are no outstanding unexercised options, unvested stocks or equity incentive plan awards held by any of our named executive officers as defined by Item 402(a) of Regulation S-K.

Option Exercises and Stock Vested

No options were awarded by the Company as of December 31, 2019.

Compensation of Directors

Our directors did not receive compensation for services as a director during the fiscal year ended December 31, 2019. Our directors are entitled to any reimbursement for travel or other expenses incurred in connection with attending meetings of the Board.

Employment Contracts

Effective September 1, 2019, Common Design, has agreed to pay Ken Lui, consulting fees of HK$5,000 per month, or such other amount as may be approved by management of the Company from time to time, as consideration for consulting services, including, but not limited to, assisting with the operations of Common Design, liaising with suppliers and customers, assisting with marketing initiatives and the design of the company’s products. The consulting agreement can be terminated at any time by either party upon one-month’s written notice.

Other than as described above, we do not have any employment agreements in place with our directors and officers, or otherwise.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL SECURITY HOLDERS

The following table sets forth, as of the date of this prospectus, certain information with respect to the beneficial ownership of our common and preferred shares by each shareholder known by us to be the beneficial owner of more than 5% of our common and preferred shares, as well as by each of our current directors and executive officers as a group. To the best of our knowledge, each person has sole voting and investment power with respect to the shares of common and preferred stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common and preferred stock, except as otherwise indicated.

42

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
Mario Todd Unit E, 23/F, Tower 11, Metro City, Phase 2Tseung Kwan O, Hong Kong	8,300,000 Common/Direct	81.2%
Adam Lui 85 Cougar Ridge Close SWCalgary, AB T3H 0V4	100,000 Common/Direct	*%

Directors and Executive Officers as a Group	8,400,000 Common	82.2%

* represents an amount less than 1%

Notes :

(1) As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(2) The percentages are based on 10,220,830 shares of common stock issued and outstanding as of the date of this prospectus.

Change in Control

We are not aware of any arrangement, which may result in a change in control of the Company in the future.

RELATED PARTY TRANSACTIONS OF DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Related-Party Transactions

During the year ended December 31, 2018, we had $1,509 due to related parties (including, CDN$1,000 due to Adam Lui, a director and officer of the Company and CDN$1,000 due to Pui Shan Lam, a founder of the Company), which were unsecured, non-interest bearing with no specific repayment terms. Full payment of the aforementioned amounts owed to the related parties were made on December 12, 2019.

Further, pursuant to a consulting agreement dated September 30, 2019 between Common Design and Ken Lui, a sibling of Adam Lui, Common Design has agreed to pay Ken Lui a monthly consulting fee of HK$5,000, or such other amount as may be approved by management of the Company from time to time.

Other than as specified above, to the best of our knowledge, there are no transactions involving the Company and a related person of the Company pursuant to Item 404(a) of Regulation S-K.

Policies and Procedures for Related-Party Transactions

We do not have any formal policies and procedures for the review, approval, or ratification of transactions with related persons pursuant to Item 404(a) of Regulation S-K; however in practice, our Board of Directors reviews and approves all related party transactions and other matters pertaining to the integrity of management, including potential conflicts of interest and adherence to standards of business conduct.

All future transactions between us and our Officers, Directors or 5% stockholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of any independent, disinterested Directors. Our Directors and Officers are or may become, in their individual capacity, Officers, Directors, controlling stockholders and/or partners of other entities engaged in a variety of businesses. There exist potential conflicts of interest including allocation of time between us and their other business activities.

43

STARK FOCUS GROUP, INC.

FINANCIAL STATEMENTS

December 31, 2019

F-1

Plot 1-H, First Floor, Alkher Arcade, Abu Bakar Market G 11/1, Islamabad - Pakistan T: +92 (51) 2308271-2 F: +92 (51) 2700908 E: info@thezmk.com W: thezmk.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the Board of Directors of Stark Focus Group Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Stark Focus Group Inc. (“the Company”) as of December 31, 2019, and 2018, the related consolidated statements of operations, stockholder’s equity, and consolidated cash flows, for each of the two years in the period ended December 31, 2019 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Material Uncertainty Relating to Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, company had significant working capital deficiency and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also not described in notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Zia Masood Kiani & Co.

(Chartered Accountants)

We have served as the Company’s auditor since 2020.

Islamabad, Pakistan

Date: February 20, 2020

F-2

STARK FOCUS GROUP INC.
Consolidated Balance Sheets
	Successor	Predecessor

ASSETS

	December 31,	December 31,
	2019	2018
	(Audited)	(Audited)

Current Assets
Cash & Cash Equivalents	$30,320	$37,112
Prepaid Expenses	7,522	-
Total Current Assets	37,842	37,112

Non Current Assets	-	-

TOTAL ASSETS	$37,842	$37,112

LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$1,794	$-
Due to related party	-	1,509
Total Liabilities	$1,794	$1,509

Stockholders' Equity
Common stock, ($0.0001 par value, 100,000,000 shares authorized; 10,220,830 and 1,843,000 shares issued and outstanding as of December 31, 2019 & 2018	1,022	184
Additional Paid in Capital	43,026	37,790
Accumulated Deficit	(8,000)	(2,371)
Total Stockholders' Equity	36,048	35,603

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$37,842	$37,112

The annexed notes form an integral part of these financial statements.

F-3

STARK FOCUS GROUP INC.
Consolidated Statement of Operations

	Successor	Predecessor
	For the period from April 10, 2019 (Inception) to December 31, 2019	For the period from July 3, 2018 (Inception) to December 31, 2018
	(Audited)	(Audited)

Revenue	$26,064	$-

Cost of Revenue	22,936	-
Gross Income/(loss)	3,128	-

Selling, General & Administrative Expenses	11,128	2,371

Income / (loss) from operations	(8,000)	(2,371)

Net Income/ (Loss)	$(8,000)	$(2,371)

Basic and diluted earnings per share	$(0.00)	$(0.01)
Weighted average number of common shares outstanding	3,955,055	236,110

The annexed notes form an integral part of these financial statements.

F-4

STARK FOCUS GROUP INC.
Statement of Changes in Stockholders' Equity
From July 3, 2018 (Inception) to December 31, 2019 (Audited)

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, April 10, 2019	8,000,000	$800	$482	$-	$1,282

Effect of acquisition on September 27, 2019	2,220,830	222	42,544	-	42,766

Net profit (loss) during the period	-	-	-	(8,000)	(8,000)

Balance, December 31, 2019	10,220,830	$1,022	$43,026	$(8,000)	$36,048

The annexed notes form an integral part of these financial statements.

F-5

STARK FOCUS GROUP INC.
Consolidated Statements of Cash Flows

	Successor	Predecessor

	For the period from April 10, 2019 (Inception) to December 31, 2019	For the period from July 3, 2018 (Inception) to December 31, 2018
	(Audited)	(Audited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(8,000)	$(2,371)
Adjustments to reconcile net loss to net cash:
Provision (benefit) for deferred taxes	-	-
Changes in operating assets and liabilities
Increase in prepaid expenses	(7,522)	-
Increase in accounts payable and accrued expenses	1,794	-
Net cash provided by (used in) operating activities	(13,728)	(2,371)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided by (used in) investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Advance from (repayment to) related party	(1,509)	1,509
Issuance of common stock	1,282	37,974
Cash acquired from assets acquisition	44,275	-
Net cash provided by (used in) financing activities	44,048	39,483

Net increase (decrease) in cash	30,320	37,112
Cash at beginning of period	-	-
Cash at end of period	$30,320	$37,112

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during period for :
Interest	$-	$-
Income Taxes	$-	$-

The annexed notes form an integral part of these financial statements.

F-6

STARK FOCUS GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED DECEMBER 31, 2019 (Audited)

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Stark Focus Group, Inc. (the “Company”) was incorporated under the laws of the State of Nevada on July 3, 2018. The Company was formed to engage in the development and operation of a business engaged in the supply and distribution of niche apparel products to markets worldwide.

On September 27, 2019, Stark Focus Group acquired 100% interest of Common Design Limited of Hong Kong (“Common Design”) as its wholly owned subsidiary. Common Design is a start-up wholesale clothing supplier, established on April 10, 2019 in Hong Kong, specializing in the supply and trading of niche apparel for distribution to markets worldwide. With operating headquarter located in Hong Kong, Common Design designs, sources, and markets a diverse portfolio of dress up, casual and athletic apparel products to its global clients, while maintaining close relationships with its suppliers and manufacturers to ensure competitive pricing and quality management.

NOTE 2. BASIS OF PRESENTATION

On September 27, 2019, the Company issued 8,000,000 common stock to acquire 100% interest of Common Design as its wholly owned subsidiary. The transaction results in Common Design’s shareholders taking control of the Company by voting rights through 78.27% of ownership interest, thus considered as the accounting acquirer according to guidance in the Accounting Standards Codification (“ASC”) 805-10.

As a result, these consolidated financial statements are presented as a continuation of Common Design’s financial statements with the assets and liabilities of the Common Design presented at their historical carrying values and the assets and liabilities of the Stark Focus Group, Inc. recognized on the date of the transaction.

The Corporation’s consolidated financial statements included herein are prepared under the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. These consolidated financial statements include the Corporation’s wholly owned subsidiary, Common Design Limited., and 100 percent of its assets, liabilities and net income or loss. All inter-company accounts and transactions have been eliminated.

The Company has a December 31, year-end.

Functional and Presentation Currency

The Company’s foreign operations are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The Company uses US Dollars as its functional and presentation currency.

As of December 31, 2019, the Company has cash of $25,165 (CAD 32,291) denominated in Canadian Dollars which was translated at the year-end spot rate of 1.2832 CAD to 1 USD.

NOTE 3. GOING CONCERN

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Corporation and its subsidiaries will be able to meet its obligations and continue its operations for next fiscal year. Realization values may be substantially different from carrying values as shown and these condensed consolidated interim financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Corporation be unable to continue as a going concern.

At December 31, 2019, the Company had $30,320 in cash and there were outstanding liabilities of $1,794. Management does not believe that the company’s current cash position is sufficient to cover the expenses they will incur during the next twelve months. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets.

F-7

In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern. These financial statements do not include any adjustments related to the recovery or classification of assets or the amounts and classifications of liabilities that might be necessary should the company be unable to continue as going concern.

NOTE 4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

b. Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2019.

Fair values were assumed to approximate carrying values of on-balance-sheet financial instruments since they are short term in nature. These financial instruments include cash and accounts payables.

c. Earnings per Share

ASC No. 260, “Earnings Per Share”, specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. The Company has adopted the provisions of ASC No. 260.

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

d. Cash and Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

e. Income Taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

f. Revenue Recognition

The Company will recognize revenue in accordance with ASC topic 605 “Revenue Recognition” - when all goods and services have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured.

F-8

g. Cost of Sales

Amounts that will be recorded as cost of sales relate to direct expenses incurred in order to fulfill orders of our customers. Such costs are recorded and allocated as incurred. Our cost of sales will consist primarily of the cost of product and shipping expenses.

h. Fixed Assets

Fixed assets are stated at cost, net of accumulated depreciation and accumulated impairment losses, (if any). The Company utilizes straight-line depreciation over the estimated useful life of the asset.

Property – 40 years

Office Equipment – 5 years

i. Foreign Currency Translation and Balances

Transactions in foreign currencies are initially recorded by the Company at their respective functional currency rates prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency spot rate of exchange at the reporting date. Exchange gains or losses arising from translation are recognized in the statement of operation.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined.

(ii) Foreign operations

The assets and liabilities of foreign operations are translated to U.S. dollars at exchange rates at the reporting date. The income and expenses of foreign operations are translated into U.S. dollars at exchange rates at the dates of the transactions. Foreign currency differences are recognized in other comprehensive income in the accumulated other comprehensive income (loss).

Foreign exchange gains or losses arising from a monetary item receivable from or payable to a foreign operation, the settlement of which is neither planned nor likely to occur in the foreseeable future and which in substance is considered to form part of the net investment in the foreign operation, are recognized in other comprehensive income in the cumulative amount of foreign currency translation differences.

j. Recently Issued Accounting Guidance

The Company has evaluated all the recent accounting pronouncements through the date the financial statements were issued and filed with the Securities and Exchange Commission and believe that none of them will have a material effect on the company’s financial statements.

NOTE 5. BUSINESS ACQUISITION

On September 27, 2019, the Company issued 8,000,000 common stock to acquire 100% interest of Common Design as its wholly owned subsidiary. The transaction results in Common Design’s shareholders taking control of the Company by voting rights through 78.27% of ownership interest. As a result, Common Design, being the legal acquiree, is considered as the accounting acquirer according to guidance in the Accounting Standards Codification (“ASC”) 805-10. As the Company, being the accounting acquiree, does not meet the definition of a business according to ASC 805-10, the transaction is accounted for in accordance to ASC 805-50 as an acquisition of assets.

The net assets acquired was the fair value of the net assets of Stark Focus Group, Inc., which on September 27, 2019 was $42,766. The amount was calculated as follow:

Cash	$44,275
Other current liabilities	$(1,509)
Net assets	$42,766

F-9

NOTE 6. RELATED PARTY TRANSACTIONS

As of December 31, 2019, there is no amount due to related parties.

NOTE 7. SHARE CAPITAL

On July 3, 2018, the Company incorporated with a seed capital of $31 (CAD$40) for 200,000 common stock.

On December 28, 2018, the Company closed a private placement and issued 1,643,000 common stock for gross proceeds of $37,943 (CAD$49,290). On August 8, 2019, 330,000 of these common stocks were cancelled due to the withdrawal of subscription, resulting in a reduction of $7,621 (CAD$9,900) in share equity.

On February 28, 2019, the Company closed a private placement and issued 707,830 common stock for gross proceeds of $16,108 (CAD$21,235).

On September 27, 2019, the Company issued 8,000,000 common stock to acquire 100% interest of Common Design as its wholly owned subsidiary (See Note 4).

As of December 31, 2019, the Company had 10,220,830 shares of common stock issued and outstanding.

NOTE 8. INCOME TAXES

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

There was no income tax expense for the years ended December 31, 2019 and 2018 . The reconciliation and the tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at the U.S. statutory rate of 21% at December 31, 2019 & 2018 are as follows::

	December 31	December 31,
	2019	2018
Deferred tax assets
Net operating losses	$(8,000)	$(2,371)
Deferred tax liability
Net deferred tax assets	1,680	498
Less valuation allowance	(1,680)	(498)
Deferred tax asset - net valuation allowance	$-	$-

F-10

NOTE 9. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

NOTE 10. COMMITMENTS AND CONTINGENCIES

The Company has no commitments and contingencies liabilities to be disclosed.

NOTE 11. CONCENTRATIONS

Initial sales are concentrated with one client. Sales are made without collateral and the credit-related losses are insignificant or non-existent. Accordingly, there is no provision made to include an allowance for doubtful accounts (if any).

NOTE 12. LEGAL MATTERS

The Company has no known legal issues pending.

NOTE 13. SUBSEQUENT EVENT

In accordance with ASC 855-10 management has performed an evaluation of subsequent events from December 31, 2019 through the date the financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-11

STARK FOCUS GROUP, INC.

FINANCIAL STATEMENTS

December 31, 2018

F-12

Plot 1-H, First Floor, Alkher Arcade, Abu Bakar Market G – 11/1, Islamabad - Pakistan T: +92 (51) 2308271-2 F: +92 (51) 2700908 E: info@thezmk.com W: thezmk.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the Board of Directors of Stark Focus Group Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Stark Focus Group Inc. (“the Company”) as of December 31, 2018, the related statement of operations, stockholder’s equity, and cash flows for the year then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for year ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Material Uncertainty Relating to Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had limited operations during the first year of its operation (i.e. from July 3, 2018 (date of inception) to December 31, 2018) resulting in accumulated deficit of $2,371 and nil revenue. Company had significant working capital deficiency and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the its ability to continue as a going concern. Management’s plans in regard to these matters are also not described in notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/Zia Masood Kiani & Co.

(Chartered Accountants)

We have served as the Company’s auditor since 2020.

Islamabad, Pakistan

Date: February 18, 2020

F-13

STARK FOCUS GROUP INC.
Balance Sheet

ASSETS
December 31,
2018
(Audited)

Current Assets
Cash & Cash Equivalents	$37,112
Total Current Assets	37,112

Non-Current Assets	-

TOTAL ASSETS	$37,112

LIABILITIES & STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued expenses	$-
Due to related party	1,509
Total Liabilities	1,509

Stockholders’ Equity
Common stock, ($0.0001 par value, 100,000,000 shares authorized 1,843,000 shares issued and outstanding as of December 31, 2018	184
Additional Paid in Capital	37,790
Accumulated Deficit	(2,371)
Total Stockholders’ Equity	35,603

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$37,112

Working Capital:	35,603

The annexed notes 1 to 11 form an integral part of these financial statements.

F-14

STARK FOCUS GROUP INC. Statement of Operations

For the period from July 3, 2018 (Inception) to December 31, 2018
(Audited)

Revenue	-

Cost of Revenue	-
Gross Income/(loss)	-

Selling, General & Administrative Expenses	2,371

Income / (loss) from operations	(2,371)

Income/(loss) before income taxes	(2,371)

Income tax benefit (expense)	-

Net Income/ (Loss)	$(2,371)

Basic and diluted earnings per share	$(0.01)
Weighted average number of
common shares outstanding	236,110

The annexed notes 1 to 11 form an integral part of these financial statements.

F-15

STARK FOCUS GROUP INC.
Statement of Changes in Stockholders’ Equity
From July 3, 2018 (Inception) to December 31, 2018
(Audited)

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance as on July 3, 2018	-	$-	$-	$-	$-

Issued to common stock	1,843,000	184	37,790	-	37,974
Net profit (loss)	-	-	-	(2,371)	(2,371)

Balance as on December 31, 2018	1,843,000	$184	$37,790	$(2,371)	$35,603

The annexed notes 1 to 11 form an integral part of these financial statements.

F-16

STARK FOCUS GROUP INC.
Statements of Cash Flows

For the period from July 3, 2018 (Inception) to December 31, 2018
(Audited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(2,371)
Adjustments to reconcile net loss to net cash;	-
Changes in operating assets and liabilities:	-
Net cash provided by (used in) operating activities	$(2,371)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided by (used in) investing activities	$-

CASH FLOWS FROM FINANCING ACTIVITIES
Advance from related party	1,509
Issuance of common stock	37,974
Net cash provided by (used in) financing activities	$39,483

Net increase (decrease) in cash	37,112
Cash at beginning of period	-
Cash at end of period	$37,112

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during year for:
Interest	$-
Income Taxes	$-

The annexed notes 1 to 11 form an integral part of these financial statements.

F-17

STARK FOCUS GROUP, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD ENDED DECEMBER 31, 2018 (Audited)

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Stark Focus Group, Inc. (the “Company”) was incorporated under the laws of the State of Nevada on July 3, 2018. The Company was formed to engage in the development and operation of a business engaged in the supply and distribution of niche apparel products to markets worldwide.

The Company is in the development stage. Its activities to date have been limited to capital formation, organization, development of its business plan and minimal sales. The Company has commenced limited operations. As such, the Company is subject to all risks inherent to the establishment of a start-up business enterprise.

NOTE 2. BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The Company has a December 31, year-end.

Functional and Presentation Currency

The Company’s foreign operations are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The Company uses US Dollars as its functional and presentation currency.

As of December 31, 2018, the Company has cash of $37,101 (CAD 48,312) denominated in Canadian Dollars which was translated at the year-end spot rate of 1.3022 CAD to 1 USD.

NOTE 3. GOING CONCERN

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern. The Company had limited operations during the first year of its operation (i.e. from July 3, 2018 (date of inception) to December 31, 2018) resulting in accumulated deficit of $2,371 and nil revenue. At December 31, 2018, the Company had $37,112 in cash and there were outstanding liabilities of $1,509. Management does not believe that the company’s current cash position is sufficient to cover the operational expenses they will incur during the next twelve months. Limited capital resources are also hinderance to support the efforts to establish a stabilized source of revenue over an extended period of time. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern. These financial statements do not include any adjustments related to the recovery or classification of assets or the amounts and classifications of liabilities that might be necessary should the company be unable to continue as going concern.

NOTE 4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

F-18

b. Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2018

Fair values were assumed to approximate carrying values of on-balance-sheet financial instruments since they are short term in nature. These financial instruments include cash and related party loan payable.

c. Earnings per Share

ASC No. 260, “Earnings Per Share”, specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. The Company has adopted the provisions of ASC No. 260.

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

d. Cash and Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

e. Income Taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

f. Revenue Recognition

The Company will recognize revenue in accordance with ASC topic 605 “Revenue Recognition” - when all goods and services have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured.

g. Cost of Sales

Amounts that will be recorded as cost of sales relate to direct expenses incurred in order to fulfill orders of our customers. Such costs are recorded and allocated as incurred. Our cost of sales will consist primarily of the cost of product and shipping expenses.

h. Fixed Assets

Fixed assets are stated at cost, net of accumulated depreciation and accumulated impairment losses, (if any). The Company utilizes straight-line depreciation over the estimated useful life of the asset.

Property – 40 years

Office Equipment – 5 years

F-19

i. Foreign Currency Translation and Balances

Transactions in foreign currencies are initially recorded by the Company at their respective functional currency rates prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency spot rate of exchange at the reporting date. Exchange gains or losses arising from translation are recognized in the statement of operation.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined.

(ii) Foreign operations

The assets and liabilities of foreign operations are translated to U.S. dollars at exchange rates at the reporting date. The income and expenses of foreign operations are translated into U.S. dollars at exchange rates at the dates of the transactions. Foreign currency differences are recognized in other comprehensive income in the accumulated other comprehensive income (loss).

Foreign exchange gains or losses arising from a monetary item receivable from or payable to a foreign operation, the settlement of which is neither planned nor likely to occur in the foreseeable future and which in substance is considered to form part of the net investment in the foreign operation, are recognized in other comprehensive income in the cumulative amount of foreign currency translation differences.

j. Recently Issued Accounting Guidance

The Company has evaluated all the recent accounting pronouncements through the date the financial statements were issued and filed with the Securities and Exchange Commission and believe that none of them will have a material effect on the company’s financial statements.

NOTE 5. RELATED PARTY TRANSACTIONS

As of December 31, 2018, amount due to related parties was $1,509, which were unsecured, non-interest bearing with no specific repayment terms.

NOTE 6. SHARE CAPITAL

On July 3, 2018, the Company incorporated with a seed capital of $31 (CAD$40) for 200,000 common stock.

On December 28, 2018, the Company closed a private placement and issued 1,643,000 common stock for gross proceeds of $37,943 (CAD$49,290).

As of December 31, 2018, the Company had 1,843,000 shares of common stock issued and outstanding.

NOTE 7. INCOME TAXES

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

F-20

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

The reconciliation and the tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at the U.S. statutory rate of 21% at December 31, 2018 are as follows:

December 31,
2018
Deferred tax assets
Net operating losses	$(2,371)
Deferred tax liability
Net deferred tax assets	498
Less valuation allowance	(498)
Deferred tax asset - net valuation allowance	$-

NOTE 8. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

NOTE 9. COMMITMENTS AND CONTINGENCIES

The Company has no commitments and contingencies liabilities to be disclosed.

NOTE 10. LEGAL MATTERS

The Company has no known legal issues pending.

NOTE 11. SUBSEQUENT EVENT

On February 28, 2019, the Company closed a private placement and issued 707,830 common stock for gross proceeds of $16,108 (CAD$21,235).

On September 27, 2019, the Company issued 8,000,000 common stock to acquire 100% interest of Common Design Limited of Hong Kong (“Common Design”) as its wholly subsidiary. Common Design is a start-up wholesale clothing supplier, established on April 10, 2019 in Hong Kong, specializing in the supply and trading of niche apparel for distribution to markets worldwide. With operating headquarter located in Hong Kong, Common Design designs, sources, and markets a diverse portfolio of dress up, casual and athletic apparel products to its global clients, while maintaining close relationships with its suppliers and manufacturers to ensure competitive pricing and quality management.

F-21

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by the Company in connection with this registration statement. All amounts are estimates, except the Securities and Exchange Commission registration fee:

Amount
Registration fee	$12.66
Accounting fees and expenses	$5,648.00
Legal and professional fees and expenses	$25,000.00
Miscellaneous fees and expenses	$2,000.00
Total	$32,660.66

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502(3) provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation within the meaning of NRS Section 78.747(2).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

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Articles of Incorporation and Bylaws

Our articles of incorporation, as amended, do not include specific provisions relating to the indemnification of our directors or officers.

Our bylaws provide that the Company may from time to time adopt further bylaws with respect to indemnification and may amend its bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.’ The Company may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the Company.

RECENT SALES OF UNREGISTERED SECURITIES

Not applicable.

EXHIBITS AND SCHEDULES

The following exhibits are filed as part of this registration statement. All exhibits are attached hereto unless otherwise noted.

Exhibit	Description
3.1	Articles of Incorporation (1)
3.2	Bylaws
4.1	Instrument Defining the Right of Holders – Form of Share Certificate (1)
5.1	Form of Legal Opinion of Lotz & Company
10.1	Share Exchange Agreement between our Company and Common Design Limited dated September 20, 2019 (1)
10.2	Consulting Agreement between Common Design Limited and Ken Lui (1)
21.1	List of subsidiaries (1)
23.1	Consent of Zia Masood Kiani & Co., Chartered Accountants
23.2	Form of Consent of Lotz & Company (incorporated in Exhibit 5.1)

* To be filled by amendment.

(1)	Incorporated by reference to our Registration Statement on Form S-1 filed on March 12, 2020

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UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registration under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date is it first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registration under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registration will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of the registrant’s counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

46

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hong Kong, Hong Kong on April 27, 2020.

STARK FOCUS GROUP, INC.

Dated: April 27, 2020	By:	/s/ Mario Todd
Mario Todd
President, Chief Executive Officer, Treasurer and Director
Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

47

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Mario Todd, with full power of substitution and re-substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments, or any registration statements to be filed in connection with this registration statement pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mario Todd		April 27, 2020
Mario Todd	President, Chief Executive Officer, Treasurer and Director
Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

/s/ Adam Lui		April 27, 2020
Adam Lui	Secretary and Director

48